                                                          EXHIBIT 17(b)(2)

                                                                 CONFIDENTIAL
--------------------------------------------------------------------------------



                     Presentation to the Board of Directors
                                       of
                                  Mercom, Inc.



                                CIBC Oppenheimer
                               September 10, 1998

--------------------------------------------------------------------------------

                                                                  CONFIDENTIAL
--------------------------------------------------------------------------------



                     PRESENTATION TO THE BOARD OF DIRECTORS

                                       OF

                                  MERCOM, INC.

The following pages contain material that was provided to the Board of Directors of Mercom, Inc. ("Mercom" or the "Company") by CIBC Oppenheimer Corp. ("CIBC") to evaluate the fairness of the consideration to be paid by Cable Michigan, Inc. ("Cable Michigan") for holders of the Company's common stock (the "Common Stock"). The accompanying material was compiled or prepared on a confidential basis for use by the Board of Directors and not with a view toward public disclosure under state and federal securities laws. The information contained in this material was obtained from the Company, Cable Michigan and other sources, and CIBC has relied upon such information without independent verification thereof. Any estimates and projections for Mercom contained herein have been prepared by Mercom and Cable Michigan management or are based upon such estimates and projections, and involve numerous and significant subjective determinations. Furthermore, the projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future.

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CIBC Oppenheimer

                                                                   CONFIDENTIAL
--------------------------------------------------------------------------------
MERCOM, INC.
--------------------------------------------------------------------------------
Table of Contents

Section                                                                   Page

I.       Executive Summary                                                   1
II.      Transaction Structure and Terms                                     2
III.     Profile of Mercom, Inc.                                             3
IV.      Valuation Summary                                                  12
V.       Review of Valuation Methodologies                                  13
VI.      Valuation Based on Comparable Publicly Traded Companies            15
VII.     Valuation Based on Comparable Recent Cable M&A Transactions        18
VIII.    Value Based on Purchase Price of Cable Michigan by Avalon Cable    19
IX.      Valuation Based on Premiums Paid for Minority Interests            24
X.       Valuation Based on Discounted Cash Flow Analysis                   25
XI.      Conclusions                                                        29

Appendix

A.       Comparable Publicly Traded Company Analysis
B.       Recent Comparable Cable M&A Transactions Analysis
C.       Discounted Cash Flow Analysis

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CIBC Oppenheimer

                                                                   CONFIDENTIAL
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EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

o CIBC Oppenheimer Corp. ("CIBC") has been asked by an independent committee of the Board of Directors of Mercom, Inc. ("Mercom" or the "Company") to provide a fairness opinion with respect to the proposed purchase of the common stock of the Company (the "Common Stock") by Cable Michigan, Inc. ("Cable Michigan").

o Cable Michigan currently owns 61.92% of the fully diluted common equity of Mercom and has proposed to buy out the minority shareholders who own the remaining 38.08%.

o The proposed purchase price is $12.00 in cash (the "Common Stock Offer") per share for the Common Stock. The total enterprise value implied by the Common Stock Offer, including assumption of the Company's existing debt and cash as of June 30, 1998, is $65.8 million, or 9.9x Run-Rate EBITDA of $6.6 million and 10.8x LTM EBITDA of $6.1 million.

o CIBC has analyzed the proposed transaction and has concluded it is fair from a financial point of view, subject to the merger agreement being finalized and the terms of the transaction not changing materially, to the minority holders of the Common Stock.

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CIBC Oppenheimer

                                                                   CONFIDENTIAL
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TRANSACTION STRUCTURE AND TERMS
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Key Transaction Considerations

o Cable Michigan has proposed to acquire the 38.08% of the fully diluted common stock of the Company that it does not currently own.

o Cable Michigan is willing to acquire the Common Stock for a $12.00 per share purchase price.

o The transaction has been structured as a cash tender offer to expedite closing.

o Assuming the proposed acquisition of the Company's Common Stock is consummated, Cable Michigan will have access to the full cash flow of the Company.

o The completion of the transaction is subject to financing, as Cable Michigan is itself being acquired by Avalon Cable.

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CIBC Oppenheimer

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                                                                   CONFIDENTIAL
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PROFILE OF MERCOM, INC.
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Company Description

o Mercom is a cable television operator with three cable systems in southern Michigan. The systems are operated through Mercom's wholly-owned subsidiary, Communications and Cablevision, Inc. As of December 31, 1997, Mercom's systems had 39,360 subscribers.

o The Mercom systems provide cable service to Monroe County, Allegan County and the Coldwater and Sturgis areas in Michigan.

o Prior to September 30, 1997, Mercom was operated as part of C-TEC Corporation ("C-TEC"). On September 30, 1997, C-TEC distributed 100% of the outstanding shares of common stock of its wholly owned subsidiaries, RCN Corporation and Cable Michigan, to holders of record of C-TEC's common stock as of the close of business on September 19, 1997.

o Cable Michigan consists of C-TEC's Michigan cable operations, including its 61.92% ownership in Mercom.

o On July 1, 1997, Mercom sold its investment in Mercom of Florida, Inc., which operated a cable system in Port St. Lucie, Florida, approximately 90 miles north of Palm Beach.

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CIBC Oppenheimer

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                                                                   CONFIDENTIAL
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PROFILE OF MERCOM, INC.
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Company Description (cont'd)

o The following chart indicates the development of the Company by summarizing, as of December 31 of each of the last five years, its relevant subscriber statistics:

                                     [CHART]

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CIBC Oppenheimer

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                                                                    CONFIDENTIAL
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PROFILE OF MERCOM, INC.
--------------------------------------------------------------------------------
Company Description (cont'd)


o The following charts highlight the historical operating results of the Company since 1992:

                                     [CHART]

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CIBC Oppenheimer

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                                                                    CONFIDENTIAL
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PROFILE OF MERCOM, INC.
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Company Description (cont'd)

o The following charts highlight the projected operating results of the Company through 2003:

                                     [CHART]

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CIBC Oppenheimer

                                     Page 6
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                                                                   CONFIDENTIAL
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PROFILE OF MERCOM, INC.
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Historical and Projected Key Operating Results and Credit Statistics


($ in thousands)                     Historical                 Projected for Years Ending December 31, (1)
                                -----------------     -----------------------------------------------------------------------------
FINANCIAL DATA:                  1996       1997        1998          1999       2000          2001           2002           2003
---------------                  ----       ----        ----          ----       ----          ----           ----           ----
Subscribers                     40,012     39,360      40,147        40,950     41,769        42,605         43,457         44,326
Growth                            3.0%      -1.6%        2.0%          2.0%       2.0%          2.0%           2.0%           2.0%
Net Revenue                    $15,570    $16,439     $17,185       $18,178    $19,487       $20,890        $22,392        $24,006
Growth                           11.7%       5.6%        4.5%          5.8%       7.2%          7.2%           7.2%           7.2%
EBITDA                          $5,642     $6,099      $6,199        $6,633     $7,164        $7,737         $8,356         $9,024
Margin                           36.2%      37.1%       36.1%         36.5%      36.8%         37.0%          37.3%          37.6%
Capital Expenditures            $1,821     $2,614      $8,393        $4,959     $4,341        $2,750         $1,811         $1,857
Total Interest Expense           1,227      1,056       1,004         1,219      1,186           975            566            180
Total Debt                      17,430     14,151      14,729        15,304     13,762         9,644          4,496              -
Cash                             3,054      4,829       1,000         1,000      1,000         1,000          1,000          2,048

C0VERAGE AND LEVERAGE RATIOS:
-----------------------------
EBITDA/Total Interest             4.6x       5.8x        6.2x          5.4x       6.0x          7.9x          14.8x          50.2x
    Expense
    (EBITDA-CAPEX)/Total          3.lx       3.3x          NM          1.4x       2.4x          5.1x          11.6x          39.9x
    Interest Expense
Total Debt/EBITDA                 3.lx       2.3x        2.4x          2.3x       1.9x          1.2x           0.5x             -

----------
(1)      As provided by the Company's management.

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CIBC Oppenheimer

                                     Page 7
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                                                                    CONFIDENTIAL
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PROFILE OF MERCOM, INC.
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Shareholder Summary -- Common Stock

                                      Number of                  %
Holder                                  Shares               Ownership
---------                          --------------          --------------

Directors and Officers

George C. Stephenson                    5,000                 0.10%
Raymond B. Ostroski                     4,000                 0.08%
Clifford L. Jones                         300                 0.01%
                                 ------------           ----------
Total Directors and Officers            9,300                 0.19%

Public Holders

Cable Michigan, Inc.                2,964,250                61.92%
Lappin Capital Management, L.P.(1)    478,419                 9.99%
Gamco Investors, Inc.                  73,800                 1.54%
Others                              1,261,291                26.35%
                                 ------------           ----------

Total Public Holders                4,777,760                99.81%
                                 ------------           ----------

Total                               4,787,060               100.00%
                                 ============           ==========

----------
(1)      The shares are held in three portfolios.
Source:  Latest Proxy dated 5/4/98 and 13D dated 6/15/98.

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                                     Page 8
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                                                                 CONFIDENTIAL
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PROFILE OF MERCOM, INC.
--------------------------------------------------------------------------------

Public Market Overview
----------------------
($ in millions, except per share data)

Public Market Valuation:
------------------------
Shares of Common Stock
  Outstanding (000's)                4,787    52 Week High @ 5/12/98    $11.75
Purchase price per Share
  (MEEO - NASDAQ)                   $12.00    52 Week Low @ 9/3/97       $7.00
Market Value                         $57.4
Plus: Total Debt                      14.2
Less: Cash                             5.8
                                 ---------
Total Enterprise Value (TEV)         $65.8
                                 =========

Run Rate 2Q 1998 Financial Data:              Market Trading Multiples:
--------------------------------              -------------------------
Sales                                $17.5    TEV / Run Rate Sales        3.7x
EBITDA(1)                              6.6    TEV / Run Rate EBITDA       9.9X
EBIT                                   3.7    TEV / Run Rate EBIT        17.8x
Subscribers                         39,360    TEV/ Subscriber           $1,673

----------
(1)      Excludes non-recurring charges of $0.3 million.

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                                                                    CONFIDENTIAL
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PROFILE OF MERCOM, INC.
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Relative Historical Stock Price Performance

                   Mercom Trading Performance vs. the S&P 500

                                     [CHART]


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CIBC Oppenheimer

                                    Page 10
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                                                                    CONFIDENTIAL

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PROFILE OF MERCOM, INC.
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History of Transaction

o        Cable Michigan began buying Mercom shares in the open market in 1989.

o Cable Michigan assumed the $14 million Morgan Guaranty loan outstanding to Mercom and entered into a credit agreement with Mercom.

o In 1991, Cable Michigan entered into a management agreement with Mercom. At that time, Cable Michigan owned 38% of Mercom. Under the agreement, Cable Michigan agreed to conduct, operate and manage the cable television systems and business operations of Mercom. In addition to managing its operations, Cable Michigan supplied programming and billing services to Mercom.

o In 1995, Cable Michigan acquired additional shares of Mercom in conjunction with a rights offering, resulting in its current ownership of 61.92%.

o On May 12, 1997, C-Tech announced an offer to acquire 38.08% of the Company for a stock swap in with Cable Michigan, but suspended this offer after receiving IRS approval on June 18 for a tax-free restructuring of its own businesses.

o On June 4, 1998, Cable Michigan announced that it reached a definitive agreement to sell the Company to Avalon Cable, an affiliate of ABRY Partners, for $40.50 per share in a cash-for-stock deal.

o Under the purchase agreement, Cable Michigan is permitted to acquire the minority interest (38.08%) in Mercom. On June 4, 1998, Avalon Cable authorized Cable Michigan to make an $11.00 per share proposal to Mercom. On August 12, 1998, Avalon Cable authorized Cable Michigan to increase the price to $12.00 per share.

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                                                                    CONFIDENTIAL
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VALUATION SUMMARY
--------------------------------------------------------------------------------


o Using various valuation methodologies, CIBC has arrived at the following valuation ranges for the Company's Common Stock:

Methodology                                                   Low         High         Average
---------------------------------------------------------  ------       ------         -------
Comparable Publicly Traded Companies                       $10.08       $12.52          $11.30
Comparable Recent Cable M&A Transactions

         Deals l/l/98 to Date                               10.75        15.34           13.05
         Deals 4/l/97 to Date                                9.82        14.10           11.96
         Deals less than $75 Million (4/l/97 to Date)        9.58        12.95           11.27
Based on Purchase Price of Cable Michigan by Avalon Cable   11.59        12.62           12.11
Premiums Paid for Minority Interests                        11.62        12.76           12.19
Discounted Cash Flow                                        11.28        12.98           12.13

Valuation Range                                                                  $11.25-$13.00

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                                                                    CONFIDENTIAL
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REVIEW OF VALUATION METHODOLOGIES
--------------------------------------------------------------------------------

o CIBC has applied a number of techniques to analyze the fairness of the proposed transaction from a financial point of view to the holders of the Common Stock. The following is a brief discussion of each methodology:

Analysis of Comparable Publicly-Traded Companies
------------------------------------------------

CIBC performed a comparison analysis of the trading values, multiples of market capitalization and total enterprise value, margins and growth rates of certain publicly traded companies deemed comparable to Mercom. Since the companies used in this analysis are significantly bigger than Mercom, CIBC has discounted the values derived from this analysis in the range of 25% to 35% to compensate for the size differential.

Analysis of Comparable Recent Cable M&A Transactions
----------------------------------------------------

CIBC conducted a review of cable transactions since 1997 to provide a reference point as to the enterprise valuation multiples and per subscriber values appropriate for Mercom. CEBC used a range of 25% to 35% discount to transactions with total consideration greater than $75 million. CIBC paid particular attention to those transactions with total consideration less than $75 million. No discount was applied to transactions with total consideration less than $75 million.

Analysis Based on Purchase Price of Cable Michigan by Avalon Cable
------------------------------------------------------------------

CIBC performed an analysis of the acquisition of Cable Michigan by Avalon Cable. Cable Michigan was valued on a stand-alone basis after subtracting the value of Cable Michigan's Mercom shares at a valuation derived from the proposed $12.00 per share acquisition price. A range of 15% to 25% discount to Cable Michigan's derived acquisition multiple was then applied to calculate the appropriate acquisition multiples for Mercom.

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                                                                   CONFIDENTIAL
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REVIEW OF VALUATION METHODOLOGIES
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Analysis of Premiums Paid for Minority Interests
------------------------------------------------

CIBC has analyzed transactions in which acquirors with control purchased the shares of minority stockholders such as the transaction proposed by Cable Michigan for the 38.08% of Mercom's shares that it does not already own. CIBC then applied the range of premiums determined from this analysis to Mercom's stock price one day, one week and one month prior to the date that Cable Michigan announced its acquisition of Mercom to determine a range of appropriate values for the Common Stock.

Discounted Cash Flow Analysis
-----------------------------

The discounted cash flow ("DCF") analysis derives the theoretical enterprise value of Mercom by discounting its projected cash flows and projected terminal value. For a terminal value, CIBC has utilized multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA") ranging from 9.5x to 11.5x in this analysis, based upon the consideration of publicly-traded companies and valuations derived from selected control transactions for comparable companies. CIBC has used discount rates from 10% to 13% for Mercom. CIBC believes that these discount rates are appropriate given the projected financial performance of Mercom relative to historical performance and the "market" cost of capital for comparable cable companies.

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                                    Page 14
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                                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION BASED ON COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
Valuation Summary

o The following table highlights the value per share of Mercom based on median trading multiples calculated on a run-rate, LTM as of June 30, 1998 and subscriber basis as of December 31, 1997. See Appendix A for the analysis of comparable publicly traded companies.

                                                                           Total Enterprise Value to:
                                          -----------------------------------------------------------------------------------------
                                            Run-Rate Sales(1)  Run-Rate EBITDA(1)    LTM Sales        LTM EBITDA        Subscribers
($ in thousands, except per share data)   ------------------- ----------------- --------------- ----------------- -----------------

Financial Data (Period ending 6/30/98)               $17,548            $6,648         $16,650            $6,109         39,360(2)
Median Multiples                                        5.25x            12.03x           5.65x            12.66x       $ 2,279
                                                     -------           -------         -------           -------        -------
Implied Mercom Total Enterprise Value                $92,137           $79,956         $94,013           $77,316        $89,715

Less: Total Debt as of 6/30/98                       $14,151           $14,151         $14,151           $14,151        $14,151
Plus: Cash as of 6/30198                               5,766             5,766           5,766             5,766          5,766
                                                     -------           -------         -------           -------        -------
Implied Equity Value                                 $83,752           $71,571         $85,628           $68,931        $81,330

Number of Shares Outstanding (000's)                   4,787             4,787           4,787             4,787          4,787
Equity Value Per Share                                $17.50            $14.95          $17.89            $14.40         $16.99

Small Company Discount - Range                       25%-35%           25%-35%         25%-35%           25%-35%        25%-35%
Small Company Discount - Midpoint                        30%               30%             30%               30%            30%

Adjusted Value Per Share                              $12.25            $10.47          $12.52           $10.08          $11.89


----------
(1)      Quarter ended 6/30/98 multiplied by four.
(2)      As of December 31, 1997.

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                                    Page 15
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                                                                  CONFIDENTIAL
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VALUATION BASED ON COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------

Discount Analysis

o CIBC applied a discount in the range of 25% to 35% to the values of comparable publicly traded cable companies to arrive at its Mercom valuation because:

-- Since April 1, 1997 to date, all M&A transactions for cable companies or properties with transaction size greater than $75 million, when compared to transactions less than $75 million, were valued at approximately a 43% premium based on the weighted average purchase price/LTM EBITDA multiple and approximately a 24% premium based on the price per subscriber.

-- In recent months, values of large publicly traded cable companies have risen significantly (cable index up by approximately 50% between January 1, 1998 to date) due to a desire by telecommunications companies and investors to buy cable properties as a vehicle to gain access to homes. According to CIBC estimates, smaller cable companies have not benefited proportionally from this trend and, as such, should be discounted compared to large publicly traded cable companies.

-- Large cable operators (i.e., greater than $9 billion total enterprise value) trade at an average of 13.5x run rate EBITDA. Medium cable operators ($1 billion to $9 billion) trade at an average of 10.9x run rate EBITDA, or a 20% discount. There are no small public operators that are not subject to sale agreements; however, extrapolating the foregoing would result in an estimate of range of 8x to 9x run rate EBITDA (approximately a 25% to 35% discount to the total group).

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                                                                    CONFIDENTIAL
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VALUATION BASED ON COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------

Discount Analysis

o The following table indicates additional operating and profitability characteristics that warrant a discount to multiples used to calculate the value of Mercom compared with the average of the cable companies used in CIBC's comparable company analysis in Appendix A.

                  Table of Index Companies Average vs. Mercom

($ in thousands)                        Index Companies Average          Mercom
Subscribers                                       3,582,542              39,360

Operating Statistics:
         Revenue (FY1997)                       $1,620,547             $16,439
         Revenue growth (FY1997)                      19.8%                5.6%
         EBITDA (FY1997)                           $626,865              $3,139
         EBITDA margin (FY1997)                       42.7%               37.1%
         EBITDA (LTM1998)                          $612,038              $6,109
         EBITDA margin (LTM1998)                      42.1%               36.7%
         EBITDA (2Q1998)                           $246,326              $1,662
         EBITDA margin (2Q1998)                       53.3%               37.9%
         EBITDA (RR 2Q1998)                        $715,002              $6,648



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                                                                   CONFIDENTIAL
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VALUATION BASED ON RECENT COMPARABLE CABLE M&A TRANSACTIONS
--------------------------------------------------------------------------------

Valuation Summary

o The following table highlights the value per share of Mercom based on median multiples calculated on an LTM EBITDA and per subscriber basis for selected comparable cable transactions from January 1, 1998 to date, from April 1, 1997 to date and those with purchase prices below $75 million (from April 1, 1997 to date). See Appendix B for an analysis of these selected transactions.



($ in thousands,              All deals from 1/1/98 to Date   All Deals from 4/1/97 to Date   Selected Deals below $75MM Pur. Price
except per share and           Total enterprise Value to:      Total enterprise Value to:         Total enterprise Value to:
subscriber data)             -----------------------------   -----------------------------   --------------------------------------
                                 LTM EBITDA    Subscribers       LTM EBITDA    Subscribers     LTM EBITDA    Subscribers
                                 ----------    -----------       ----------    -----------     ----------    -----------
Financial Data (Period ending
   6/30/98)                          $6,109        39,360 (1)   $6,109          39,360 (1)     $6,109           39,360 (1)
Weighted Average Median Multiples     13.41x       $2,878        12.36x         $2,662           8.88x          $1,788
   Implied Mercom Total             -------      --------      -------        --------        --------         --------
   Enterprise Value                 $81,922      $113,278      $75,507        $104,776        $54,248          $70,376

Less: Total Debt as of 6/30/98      $14,151       $14,151      $14,151         $14,151        $14,151          $14,151
Plus: Cash as of 6/30/98              5,766         5,766        5,766           5,766          5,766            5,766
                                    -------      --------      -------        --------        --------         --------
   Implied Equity Value             $73,537      $104,893      $67,122         $96,391        $45,863          $61,991

Number of Shares Outstanding
   (000's)                            4,787         4,787        4,787           4,787          4,787            4,787
   Value Per Share                   $15.36        $21.91       $14.02          $20.14          $9.58           $12.95

Small Company Discount - Range      25%-35%       25%-35%      25%-35%         25%-35%             0%               0%
Small Company Discount - Midpoint       30%           30%          30%             30%             05               0%

Adjusted Value Per Share             $10.75        $15.34       $9.82           $14.10          $9.58           $12.95


----------
(1) As of December 31, 1997.

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                                                                    CONFIDENTIAL
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VALUE BASED ON PURCHASE PRICE OF CABLE MICHIGAN BY AVALON CABLE
--------------------------------------------------------------------------------

Valuation Overview

o CIBC believes that the most relevant comparable transaction to Mercom is the value of Cable Michigan on a stand-alone basis implied by the Avalon Cable $40.50 per share offer.

o CIBC calculated the total enterprise value of Cable Michigan and Mercom combined by adding the value of the 38.08% of Mercom not owned by Cable Michigan at $12.00 per share to the equity value of Cable Michigan. This analysis implies that both companies are being purchased at an EBITDA multiple of approximately 11.62x and at $2,086 per subscriber.

o By backing out the enterprise value of Mercom assuming $12.00 for all shares, CIBC was able to derive the implied value of Cable Michigan on a stand-alone basis and compare its valuation multiples with Mercom's on a stand-alone basis.

o CIBC believes that due to certain operating and size factors as well as an implied premium for control, a discount to Cable Michigan's stand-alone valuation multiples is appropriate when using such multiples to value Mercom.

o CIBC believes that a discount in the range of 15% to 25% to Cable Michigan stand-alone multiples is appropriate to value Mercom.

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                                                                    CONFIDENTIAL
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VALUE BASED ON PURCHASE PRICE OF CABLE MICHIGAN BY AVALON CABLE
--------------------------------------------------------------------------------

Discount Summary

o CIBC believes that a discount in the range of 15% to 25% to Cable Michigan stand-alone multiples is appropriate due to the following reasons:

         --      Mercom's subscriber base is much smaller than Cable Michigan's;

         -- Mercom operates in a more competitive environment compared with Cable Michigan since Mercom has a municipal overbuild in one town (6,000 subscribers);

         -- Mercom's cable systems are all analog compared with a mix of analog and digital at Cable Michigan;

         -- Mercom has not yet started to digitally upgrade while Cable Michigan started the process last year and already provides a two-way telco-return path modem service to 30 customers; and

         -- Mercom's operating statistics including historical revenue and EBITDA growth and EBITDA margins as shown on the next page are less attractive to prospective buyers compared with those of Cable Michigan.

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                                    Page 20
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                                                                    CONFIDENTIAL
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VALUE BASED ON PURCHASE PRICE OF CABLE MICHIGAN BY AVALON CABLE
--------------------------------------------------------------------------------

Discount Summary (cont'd)

o The following table highlights the system characteristics of Cable Michigan and Mercom that were considered for determining the appropriate discount to Cable Michigan's multiples used to value Mercom. CIBC believes, given the lower subscriber base, analog technology (few fiber miles) and less attractive operating and profitability statistics, that a discount in the range of 15% to 25% to multiples of Cable Michigan is appropriate.

                            Cable Systems Comparison
--------------------------------------------------------------------------------

($ in thousands)
                                                 Cable Michigan                                   Mercom

Subscribers                                             164,550                                    39,360
Headends                                                     53                                         5
Subscribers/Headend                                       3,105                                     7,872
Bandwidth Range                  54% with 45 channels (300 MHz)              55-60 channels (400-450 MHz)
                                 35% with 55 channels (400 MHz)
                                 10% with 60 channels (450 MHz)
Aerial Miles                                              4,166                                     1,133
Underground Miles                                         2,139                                       206
         Total Miles                                      6,305                                     1,339
Total Fiber Miles                                           560                                        32
Operating Statistics:

   Revenue growth (FY 1997)                                6.7%                                      5.6%
   EBITDA margin (FY1997)                                 41.7%                                     37.1%
   Revenue growth (FY1996)                                25.6%                                     11.7%
   EBITDA margin (FY1996)                                 43.6%                                     36.2%
   EBITDA margin (2Q1998)                                 41.0%                                     37.9%
   EBITDA (RR 2Q1998)                                   $36,592                                    $6,648

--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
VALUE BASED ON PURCHASE PRICE OF CABLE MICHIGAN BY AVALON CABLE
--------------------------------------------------------------------------------

o The following is the analysis of valuation multiples for Cable Michigan on a stand-alone basis and Mercom based on the Avalon Cable proposal:


                                                   Cable Michigan       Plus:          Cable Michigan               Cable Michigan
($ in thousands, except per share data)          (w/62% of Mercom)  38% of Mercom   (w/100% of Mercom)    Mercom    (without Mercom)

                                                 -----------------  -------------   ------------------    ------    ----------------


Fully Diluted Shares of Common Stock (000's)         6,894              1,823                  -            4,787                -
Price Per Share in Offer                            $40.50             $12.00                  -           $12.00                -
                                                  --------            -------           --------          -------         --------
    Common Equity Value                           $279,221            $21,875           $301,096          $57,445         $243,651

Plus: Total Debt as of 6/30/98                                                          $135,000          $14,151         $120,849
Less: Cash as of 6/30/98                                                                  10,782            5,766            5,016
                                                                                        --------          -------         --------
   Total Enterprise Value                                                               $425,314          $65,830         $359,484

Run-rate EBITDA (Annualized Quarter
ending 6/30/98)                                                                          $36,592           $6,648          $29,944
RCN Management Fee                                                                             0                0                0
                                                                                         --------          -------         --------
  Adjusted Run-rate EBITDA                                                               $36,592           $6,648          $29,944

LTM EBITDA (Period ending 6/30/98)                                                       $33,501           $6,109          $27,392
RCN Management Fee                                                                             0                0                0
                                                                                        --------          -------         --------
  Adjusted LTM EBTTDA                                                                    $33,501           $6,109          $27,392

Subscribers as of December 31, 1997                                                      203,910           39,360          164,550

Total Enterprise Value/Adjusted Run-rate EBITDA                                            11.62x            9.90x           12.01x
Total Enterprise Value/Adjusted LTM EBITDA                                                 12.70x           10.78x           13.12x
Total Enterprise Value/Subscriber                                                         $2,086           $1,673           $2,185

--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
VALUE BASED ON PURCHASE PRICE OF CABLE MICHIGAN BY AVALON CABLE
--------------------------------------------------------------------------------
Valuation Summary

o Based on the characteristics compared on the prior page, CIBC believes that the run-rate EBITDA multiple of Cable Michigan on a stand-alone basis of 12.01x and the value per subscriber of $2,185 should be reduced by a discount in the range of 15% to 25% (midpoint 20%) in order to value Mercom. The following table analyzes the value of Mercom using a 20% discount to Cable Michigan on a stand alone basis multiples:

($ in thousands, except per share data)            Run-Rate            Per
                                                    EBITDA          Subscriber
                                                   --------         ----------
Relevant Cable Michigan Multiple                    12.01x             $2,185

Discount of 20%                                      9.60x             $1,748

Relevant Mercom Data                                $6,648             39,360
Mercom Total Enterprise Value                      $63,849            $68,790
Less: Total Debt as of 6/30/98                     (14,151)           (14,151)
Plus: Cash as of 6/30/98                             5,766              5,766
                                                   -------            -------
Equity Value                                       $55,464            $60,405

Fully Diluted Shares of Common Stock (000's)         4,787              4,787

Equity Value Per Share                              $11.59             $12.62


--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                   CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION BASED ON PREMIUMS PAID FOR MINORITY INTERESTS
--------------------------------------------------------------------------------

Valuation Summary

o The following table values Mercom's shares based on selected transactions in which a majority shareholder (50%+) purchased the remaining outstanding publicly-held shares to achieve 100% ownership:

                                                                                             Closing Price
                                                                  % of  % Owned          Prior to Announcement     Premiums Paid
Date                                                             Shares   After  Price  ----------------------- --------------------

Announced    Target Name                Acquiror Name             Acq.  Transac. paid   1 day  1 week  4 weeks  1 day 1 week 4 weeks

---------    -----------                -------------             ----  -------  ----   -----  ------  -------- ----- ------ -------


  6/3/98  Mercom, Inc.               Cable Michigan, Inc.         38.08  100.0   $12.00  $10.63  $10.63  $10.50  12.9%  12.9%  14.3%

  3/1/94  FoxMeyer Corp              National Intergroup Inc      19.50  100.0    14.46   13.50   13.25   13.00   7.1%   9.1%  11.2%

  6/6/94  Ogden Projects Inc.        Ogden Corp                   15.80  100.0    18.38   17.38   15.63   15.25   5.8%  17.6%  20.5%

 3/15/95  Ropak Corp                 LinPac Mouldings Ltd.        40.00  100.0    11.00   10.25   10.38   10.50   7.3%   6.0%   4.8%

 3/29/96  Great American Mgmt
            & Invt Inc               Equity Holdings,Chicago,IL   15.60  100.0    50.00   46.50   46.50   45.00   7.5%   7.5%  11.1%

 5/27/96  SyStemix Inc               Novartis AG                  26.80  100.0    19.50   18.63   11.50   12.25   4.7%  69.6%  59.2%

  9/9/96  Crocker Realty Trust Inc   Highwoods Properties Inc     26.50  100.0    11.88   11.00   11.00   11.63   8.0%   8.0%   2.2%

 9/26/96  General Physics Corp       National Patent Development  48.00  100.0     5.20    4.38    3.88    3.75  18.9%  34.2%  38.7%

10/10/96  WCI Steel Inc              Renco Group Inc              15.53  100.0    10.00    8.50    7.75    5.63  17.6%  29.0%  77.8%

 11/6/96  Union Switch & Signal Inc  Ansaldo Transporti SpA       38.40  100.0     7.25    7.00    7.00    7.25   3.6%   3.6%   0.0%

11/27/96  Central Tractor Farm &
            Country                  JW Childs Equity Partners LP 38.75  100.0    14.25   12.13   12.13   11.63  17.5%  17.5%  22.6%

 1/13/97  Zurich Reinsurance Centre  Zurich Versicherungs GmbH    34.00  100.0    36.00   30.75   30.38   32.00  17.1%  18.5%  12.5%

 5/14/97  Enron Global Power &
            Pipelines                Enron Corp                   48.08  100.0    35.00   30.25   29.75   28.25  15.7%  17.6%  23.9%

  6/3/97  Faulding, Inc.             F.H. Faulding & Co.          29.00  100.0    13.50   10.75   11.00    9.25  25.6%  22.7%  45.9%

 9/18/97  Guaranty National Corp     Orion Capital Corp           22.70  100.0    36.00   32.50   29.06   28.19  10.8%  23.9%  27.7%



                                                                   Mean                                          11.9%  20.4%  25.6%

                                                                 Median                                           9.4%  17.6%  21.6%


             Implied per share value for Mercom using the median premium paid                                   $11.62 $12.50 $12.76


Note: For transactions where the minority interest was purchased and with TEV between $25 million and $1 billion from January 1994 to date.


--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                    CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION BASED ON DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

Assumptions to Projections

o CIBC has relied on Mercom management's projections to perform the discounted cash flow analysis. The key assumptions to the projections are as follows:

        -- Average basic subscribers grows from 40,429 in FY1997 to 43,457 in FY2003.

        -- Net revenues are projected to be $17.2 million in FY1998, representing an increase of $0.7 million, or 4.5%, driven by an average basic subscriber growth of 2.2%. Net revenues in FY1999 are projected to be $18.2 million, an increase of 5.8% over FY1998, due to an average subscriber growth of 1.8% , but greater revenue per subscriber of $35.99 versus $34.65 in the prior year. Thereafter, net revenues are projected to grow 7.2% due to 2.5% average subscriber growth and 4.6% growth in revenue per subscriber. Monthly cable expenses per subscriber are projected to be $19.30 in FY1998 and will increase to $23.64 by FY2003. Mercom expects to maintain recurring subscription services and generate additional revenues from non-subscription services.

         -- Operating expenses for FY1998 are projected to be $9.6 million, representing 55.7% of net revenues. In FY1999 operating expenses are expected to be $10.1 million, representing 55.3% of net revenues. Thereafter, operating expenses are projected to remain at approximately 55% of net revenues.

--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                  CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION BASED ON DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

Assumptions to Projections

         -- EBITDA is projected to be $6.2 million in FY1998, or 36.1% of revenues, and $6.6 million, or 36.5% of revenues, in FY1999, reflecting the gradual improvement in the demand for other services provided by Mercom such as premium units. Thereafter, the EBITDA margin increases as revenues increase. Monthly EBITDA per subscriber is projected to be $12.50 for FY1998, increasing to $16.20 in FY2003.

         -- Capital expenditures are projected to be $8.4 million in FY1998 and $5.0 million in FY1999, reflecting expenditures for system extensions and upgrades and the development of new services. Capital expenditures in FY2000 are projected to be $4.3 million, reflecting the completion of system extensions and upgrades, decreasing to $1.9 million in FY2003. Capital expenditures per basic subscriber is projected to be $203.06 in FY1998, decreasing to $40.01 in FY2003, reflecting the completion of system extensions and upgrades.

--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                   CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION BASED ON DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

Valuation

o We performed a DCF valuation analysis on financial projections provided to us by the Company. Assuming a WACC for Mercom of 11.0% and 12.0% and exit multiples of 10.5x and 11.5x, the range of share prices is $11.28 to $12.98.

                                                                             Projected for years ending December 31
                                                          --------------------------------------------------------------------------

($ in thousands)                                            1998(1)      1999         2000        2001          2002          2003
                                                            -------      ----         ----        ----          ----          ----
   EBIT                                                   $1,449      $2,263        $2,654        $3,633      $4,687         $5,752
   Plus: Depreciation                                      1,515       4,061         4,201         3,795       3,360          3,189
   Plus: Amortization of Goodwill                            136         309           309           309         309             83
   Plus: (Unlevered Deferred Taxes
      - Unlevered Taxes Provision)                           (52)       (313)         (732)         (870)     (1,684)        (2,199)

   Less: Changes in Working Capital                           66         180           235           252         271            290
   Less: Capital Expenditures                             (4,197)     (4,959)       (4,341)       (2,750)     (1,811)        (1,857)

   --------------------------                             ------      ------        ------        ------      ------         ------
   Unlevered Cash Flow                                    (1,083)      1,541         2,326         4,369       5,132          5,258
   Plus: NOL Tax Benefit                                       0         134           429         429         429            429
                                                          ------      ------        ------        ------      ------         ------
   Free Cash Flow to the Firm                             (1,083)      1,676         2,755         4,797       5,561          5,686

           Terminal Value
           EBITDA Multiple

                9.5x                                                   10.00%      11.00%        12.00%        13.00%
               10.5x                                                   ------      ------        ------        ------
               11.5x                                                 $60,801     $57,733       $54,847       $52,132
                                                                      65,894      62,557        59,419        56,466
   Less: Net Debt (As of June 30,                                     70,988      67,382        63,991        60,800
                1998)                                                  8,385       8,385         8,385         8,385

        Implied Equity Value
           EBITDA Multiple

                9.5x                                                   10.00%        11.00%        12.00%      13.00%
               10.5x                                                   ------        ------        ------      ------
               11.5x                                                 $52,416       $49,348       $46,462     $43,747
                                                                      57,509        54,172        51,034      48,081
                                                                      62,603        58,997        55,606      52,415
        Implied Equity Value              Shares Outstanding
      Per Share @ EBITDA Multiple         as of June 30,1998                            Value on 1/1/98
                                                                    ---------------------------------------------------
                9.5x                          4,787                    10.00%        11.00%        12.00%      13.00%
               10.5x                                                   ------        ------        ------      ------
               11.5x                                                  $10.95        $10.31         $9.71       $9.14
                                                                       12.01         11.32         10.66       10.04
                                                                       13.08         12.32         11.62       10.95
        Implied Equity Value
     Per Share @ EBITDA Multiple                                                        Value on 6/30/98
                                                                    ----------------------------------------------------
                9.5x                                                   10.00%        11.00%        12.00%      13.00%
               10.5x                                                   ------        ------        ------      ------
               11.5x                                                  $11.48        $10.86        $10.27       $9.71
                                                                       12.60         11.92         11.28       10.68
                                                                       13.72         12.98         12.29       11.64

----------
(1) Estimated for the second half of 1998 based on the projections for the full year (divided by two).

--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                   CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION BASED ON DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

Calculation of Weighted Average Cost of Capital

o The appropriate discount rates used for the DCF valuation are based on the following analysis:

                                             Mkt. Value                         Debt/    Average LT     Asset
                                 Equity      Common     Preferred    Total     Total     Borrowing      Beta
Company Name                     Beta (1)    Stock      Stock        Debt      Capital   Rate       (Unlevered)(2)
------------                     --------    -----      -----        ----      -------   ----       -----------

Adelphia Communications Corp.      1.78     $ 1,133      $   248   $ 2,381     63.3%       8.5% (3)      0.79
Cablevision Systems Corp.          2.00       3,150        1,512     4,368     48.4%       7.5% (3)      1.09
Century Communications Corp.       1.00       1,722          186     2,495     56.7%       8.1% (3)      0.53
Comcast Corporation                1.29      15,107           32     6,763     30.9%       7.7% (3)      1.02
Cox Conummications, Inc.           0.37      12,668         --       3,071     19.5%       8.5% (3)      0.32
Jones Intercable, Inc.             1.51         995         --       1,290     56.5%       7.7% (3)      0.85
TCA Cable TV, Inc.                 1.12         624         --         549     46.8%       6.7% (3)      0.73
TCI Group (Tele Comm., Inc.)       1.05      18,090        1,799    14,422     42.0%       7.6% (3)      0.71

Median                             1.21                                        47.6%       7.7%          0.76

                                                                              Assumptions:
                                  Asset      Target
                                  Beta        Debt/                 Equity    Marginal Tax Rate         40.0%
                               (Unlevered)  Capital                 Beta      Risk Free Rate (4)         5.3%
                               -----------  -------                 ----      Market Risk Premium(5)     7.5%
                                                                              Pre-Tax Cost of Debt(6)    6.7%
                                   0.76        47.6%                  1.17


                         Calculation of Cost of Capital

                                Pre Tax    After Tax
                                Capital     Capital                   % of      Weighted
                                 Cost        Cost                    Capital      Cost
                                 ----        -------                 -------      ----
Debt (7)                           6.7%         6.7%                  47.6%     3.2%
Equity (8)                        14.1%        14.1%                  52.4%     7.4%


Weighted Average Cost of Capital (9)                                           10.6%

----------
(1) Source: Bloomberg. Calculated using monthly obervations over the past 5 years.
(2) Unlevered Beta= Equity Beta / [1 + (1 - Marginal Tax Rate) x Debt /
    Equity].
(3) Actual yield on recently issued bonds.
(4) Yield on 30-year Treasury Bonds at September 1, 1998.
(5) Source: Ibbotson Associates' "Stocks, Bonds, Bills & Inflation."
(6) Weighted average effective interest rate for Mercom's debt at 12/31/97.
(7) No tax benefit of leverage due to NOL Carryovers.
(8) Cost of Equity = Risk Free Rate + (Equity Beta x Market Risk Premium).
(9) WACC = [Cost of Equity x (Equity/Capital)] + [(Pre Tax Cost of Debt) x (1 - Marginal Tax Rate) x (Debt Capital)].

--------------------------------------------------------------------------------
CIBC Oppenheimer

                                                                 CONFIDENTIAL
--------------------------------------------------------------------------------
CONCLUSIONS
--------------------------------------------------------------------------------
o Mercom has proven its ability to manage its cable systems in a small geographic area in Michigan.

o The appropriate valuation of Mercom should be discounted to the implied value being offered to Cable Michigan by Avalon Cable.

o The range of Mercom's share price obtained using a variety of valuation techniques is $9.58 to $15.34.

o Based on the valuation methodologies employed, the total consideration offered to the minority holders of $12.00 per share is close to the median of the above range. Therefore, in CIBC's opinion the $12.00 per share offer is fair from a financial point of view.

--------------------------------------------------------------------------------
CIBC Oppenheimer

              Selected Comparable Publicly Traded Cable Companies
        (Figures in Millions, Except Per Share and Per Subscriber Data)

                                     Latest
                                    Financial  Stock Price                                Total Debt &
                           Ticker     Date       9/3/98       Shares O/S    Market Value   Pref Stock       DEBT      Cash
                           ------     ----       ------       ----------    ------------   ----------       ----      ----

Cable Companies(1)
Mercom                     MEEO     6/30/98      $12.00(4)       4.8            $57.4          $14.2      $14.2     $5.8
Adelphia Communications    ADLAC    6/30/98       36.50         31.0          1,132.9        2,629.0    2,381.0    276.9
Cable Michigan(3)          CABL     6/30/98       40.50(5)       6.9            243.9(6)       120.8      120.8      5.0
Cablevision Systems        CVC      6/30/98       36.25         86.9(24)      3,149.7        5,879.4    4,367.9    173.0
Century Communications     CTYA     2/28/98       23.13         74.5          1,721.9        2,681.2    2,494.9    277.1
Comcast Corporation        CMCSA    6/30/98       39.13        386.1(25)     15,106.9        6,794.7    6,762.8    516.6
Cox Communications, Inc.   COX      6/30/98       46.63        271.7(26)     12,668.3        3,071.3    3,071.3     20.6
Jones Intercable Inc.      JOIN     6/30/98       24.22         41.1            995.1        1,289.9    1,289.9      7.2
MediaOne (U.S. West)       UMG      6/30/98       44.50        654.6(27)     29,129.9        6,700.0    5,115.0    384.0
TCA Cable TV, Inc.         TCAT     4/30/98       25.00         24.9            623.6          549.0      549.0      4.0
TCI Group (Tele Comm)      TCOMA    6/30/98       33.75        536.0(28)     18,090.0       16,221.0   14,422.0    295.0
                    Mean
                  Median



                                                      Basic Subscribers     TEV/R         TEV/ RR
                                        TEV            (thousands)(2)      Revenue         EBITDA       TEV/ Subscriber
                                        ---            -------------       -------         ------       ---------------

Cable Companies(1)
Mercom                                  $65.8                39(7)          3.8x             9.9x           $1,673
Adelphia Communications               3,485.0             1,982(8)          6.4x            12.0x            1,758
Cable Michigan(3)                       359.7               165(9)          5.0x            12.0x            2,186
Cablevision Systems                   6,227.7(19)         3,413(10)         1.8x             4.7x(18)        1,825
Century Communications                4,126.0             1,314(11)         5.5x            11.9x            3,140
Comcast Corporation                  13,277.9(20)         4,366(12)         5.8x            12.0x            3,041
Cox Communications, Inc.              9,505.3(21)         3,359(13)         6.0x            15.6x            2,830
Jones Intercable Inc.                 2,277.8               960(14)         5.9x            12.8x            2,373
MediaOne (U.S. West)                 12,629.9(22)         4,999(15)         4.9x(23)        14.0x            2,526
TCA Cable TV, Inc.                    1,168.7               868(16)         3.0x             6.8x            1,347
TCI Group (Tele Comm)                26,911.0(29)        14,400(17)         4.5x            12.2x            1,869
                    Mean                                                    4.9x            12.2x           $2,289
                  Median                                                    5.3x            12.0x            2,279

(1) Operating figures exclude extraordinary items, one-time losses and gains, etc.
(2) Home with one or more TV sets connected to a cable TV is counted as one basic subscriber.
(3) Cable Michigan excludes all data related to its 61.9% ownership stake in Mercom.
(4)  Using $12.00 per share that Cable Michigan has agreed to pay for Mercom.
(5)  Using $40.50 per share that Avalon has agreed to pay for Cable Michigan.
(6) Excludes market equity value of 61.9% of Mercom (at $12.00 per share) currently owned by Cable Michigan.
(7)  Based on latest 10K.
(8) Based on latest 10K. Also, added 5,800 subscribers through an exchange as reported in 6/30/98 10Q.
(9)  Excludes 39 thousand subscribers of Mercom.
(10) Consists of 2.5 million subscribers from Restricted Group and 877 thousand from Unrestricted Group taken from 6/30/98 10Q.
(11) Per subscriber data may be skewed due to substantial wireless telephony operations that are included in the financial data.
(12) Subscriber data is as of 12/31/97.
(13) Based on latest 10K as of 10/31/97. Includes 124 thousand subscribers added based on latest 10Q as of 6/30/98.
(14) As of 12/31/97. Based on estimated subscribers in two clusters (Virginia/Maryland), where company estimates 93% of total subscribers reside.
(15) Subscriber data is estimate from CIBC Oppenheimer cable research analyst.
(16) Based on latest 10Q as of 4/30/98.
(17) Based on latest 10K as of 12/31/97.
(18) Excluded from mean and median calculations.
(19) Total Enterprise Value is for cable only using net debt of $4,368 million plus $1,188 million of preferred minus $28 million of option proceeds and $2,450 million of non-cable assets. Estimates from CIBC Oppenheimer cable research analyst.
(20) Total Enterprise Value is for cable only using net debt of $3,296 million plus $559 million of preferred minus $147 million of option proceeds and $5,537 million of non-cable assets. Estimates from CIBC Oppenheimer cable research analyst.
(21) Total Enterprise Value is for cable only using net debt of $3, 100 million minus $5 million or option proceeds and $6,258 million of non-cable assets. Estimates from CIBC Oppenheimer cable research analyst.
(22) Total Enterprise Value is for cable only using net debt of $4,731 million plus $661 million of preferred minus $119 million of option proceeds and $21,773 million of non-cable assets. Estimates from CIBC Oppenheimer cable research analyst.
(23) Revenues are for Media Group which includes cable businesses.
(24) Shares outstanding includes 10.6 million shares reserved for convertible preferred and 1.0 shares reserved for options.
(25) Shares outstanding includes 10.5 million shares issuable on conversion of debt and 6.4 million shares issuable on option exercise.
(26) Shares outstanding includes 0.3 million shares reserved for options.
(27) Shares outstanding includes 38 million shares for convertible preferred, and 7.2 million issuable for options.
(28) Shares outstanding includes 16 million shares reserved for options, and 83 million shares reserved for convertible debt and preferred.
(29) Total Enterprise Value is for cable only using net debt of $12,565 million plus $1,644 million of preferred minus $434 million of option proceeds and $4,954 million of non-cable assets. Estimates from CIBC Oppenheimer cable research analyst.

              Selected Comparable Publicly Traded Cable Companies
        (Figures in Millions, Except Per Share and Per Subscriber Data)

                                                                 Run Rate
                                      ---------------------------------------------------------------
                                                      Monthly                                EBITDA
                                      Revenues     Rev/Subs (3)            EBITDA            Margin
                                      ----------   -------------          ---------          ---------
Cable Companies (1)
Mercom                                    $17.5            $37.15             $6.6              37.9%

Adelphia Communications    (2)            548.5             23.06            290.8              53.0%
Cable Michigan             (5)             71.7             36.31             29.9              41.8%
Cablevision Systems        (8)          3,489.0             41.65   (6)    1,320.9              37.9%
Century Communications                    752.4             47.71            346.2              46.0%
Comcast Corporation        (9)          2,273.2             41.32   (7)    1,104.0              48.6%
Cox Communications, Inc.   (10)         1,593.2             39.52            607.8              38.2%
Jones Intercable Inc.                     388.7             33.75            177.6              45.7%
MediaOne (U.S. West)       (11)         2,564.0             37.76  (13)      901.0   (12)       35.1%
TCA Cable TV, Inc.                        386.3             37.11            171.8              44.5%
TCI Group (Tele Comm)                   6,016.0             34.81          2,200.0   (14)       36.6%

                    Mean                                                                        42.7%
                  Median                                                                        43.1%



                                         Penetration     Net Debt/     Net Debt/      Net Debt/
                                           Rate(3)       Subscriber      EBITDA       Mkt Value
                                         -------------   ----------    -----------    -------------

Cable Companies (1)
Mercom                                       60.3%         $213           1.3x           0.1x

Adelphia Communications    (2)               71.3%       $1,077           7.3x           1.9x
Cable Michigan             (5)               52.7%          704           3.9x           0.5x
Cablevision Systems        (8)               64.7%        1,229           3.2x           1.3x
Century Communications                       56.5%        1,688           6.4x           1.3x
Comcast Corporation        (9)               61.2%        1,431           5.7x           0.4x
Cox Communications, Inc.   (10)              64.4%          908           5.0x           0.2x
Jones Intercable Inc.                        64.0%        1,336           7.2x           1.3x
MediaOne (U.S. West)       (11)              NA             946           5.3x           0.2x
TCA Cable TV, Inc.                           75.0%          628           3.2x           0.9x
TCI Group (Tele Comm)                        NA             981           6.4x           0.8x

                    Mean                     63.7%       $1,093           5.4x           0.9x
                  Median                     64.2%        1,029           5.5x           0.8x


(1) Operating figures exclude extraordinary items, one-time losses and gains, etc.
(2) Run Rate is annualized using Companys figures excluding Hyperion investments.
(3)  Calculated as monthly revenue divided by basic subscribers.
(4) Penetration rate is calculated as basic subscribers divided by homes passed by cable connected to distribution system.
(5) Cable Michigan excludes all data related to its 61.9% ownership stake in Mercom.
(6)  Cablevision reported figure for March 1998.
(7)  Uses cable revenues only for calculation.
(9) Revenues and EBITDA excludes programming businesses and developing new media businesses. Figures also include acquired TCI Systems and Systems held for sale and excludes revenues earned by Lightpath from the consolidated cable systems.
(9) Revenues and EBITDA are for domestic cable only. Excludes QVC and Cellular Communications and other non-cable businesses.
(10) Revenues and EBITDA exclude Satellite business.
(11) Revenues are for all of Media Group.
(12) Adjusted for $392 million for non-cable businesses for the 1998 calendar year estimated by Oppenheimer cable research estimate.
(13) As of FYE 12/31/97.
(14) EBITDA includes $77 million of stock compensation expense. EBITDA of domestic cable operations, adjusted for cable modern losses.

              Selected Comparable Publicly Traded Cable Companies
        (Figures in Millions, Except Per Share and Per Subscriber Data)

                                          Latest Twelve Months
                            ---------------------------------------------------
                                            Monthly                   EBITDA
                            Revenues     Rev/Subs (3)      EBITDA     Margin
                            ---------    --------------   --------    ---------
Cable Companies (1)

Mercom                          $16.7         $33.89       $6.1       36.7%

Adelphia Communications         544.4         $22.89      275.4       50.6%
Cable Michigan                   67.5         $34.17       27.4       40.6%
Cablevision Systems           2,024.5         $41.65      612.8       30.3%
Century Communications          730.7         $46.34      334.7       45.8%
Comcast Corporation           2,160.6         $40.33      899.5       41.6%
Cox Communications, Inc.      1,541.9         $38.25      611.8       39.7%
Jones Intercable Inc.           389.0         $33.77      172.2       44.3%
MediaOne (U.S. West)          2,053.0         $37.76      949.2       46.2%
TCA Cable TV, Inc.              336.5         $32.32      147.5       43.8%
TCI Group (Tele Comm)         6,349.0         $36.74    2,421.0       38.1%

                    Mean                                              42.1%
                  Median                                              42.7%


                                   Penetration     Net Debt/     Net Debt/       EBITDA/      Net Debt/
                                     Rate(4)       Subscriber      EBITDA       Interest      Mkt Value
                                   ------------    ----------    ----------     ---------     ----------

Cable Companies (1)

Mercom                                  60.3%         $213           1.4x          6.3x           0.1x

Adelphia Communications                 71.3%       $1,062           7.6x          1.1x           1.9x
Cable Michigan                          52.7%         $704           4.2x          2.8x           0.5x
Cablevision Systems                     64.7%       $1,229           6.8x          1.6x           1.3x
Century Communications                  56.5%       $1,688           6.6x          1.5x           1.3x
Comcast Corporation                     61.2%       $1,431           6.9x          4.0x           0.4x
Cox Communications, Inc.                64.4%         $908           5.0x          2.9x           0.2x
Jones Intercable Inc.                   64.0%       $1,336           7.5x          1.9x           1.3x
MediaOne (U.S. West)                    NA            $946           5.0x         10.7x           0.2x
TCA Cable TV, Inc.                      75.0%         $628           3.7x          5.6x           0.9x
TCI Group (Tele Comm)                   NA            $981           5.8x          2.2x           0.8x

                    Mean                63.7%      $1091.3           5.9x          3.4x           0.9x
                  Median                64.2%      1,021.3           6.2x          2.5x           0.8x


(1) Operating figures exclude extraordinary items, one-time losses and gains, etc.
(2)  Calculated as monthly revenue divided by basic subscribers.
(3) Penetration rate is calculated as basic subscribers divided by homes passed by cable connected to distribution system.



                                                                      TEV/
                                                   TEV/               LTM              TEV/                 TEV/
                                  TEV           LTM Revenue          EBITDA          LTM EBIT            Subscribers
                                  ---           -----------          ------          --------            -----------
Cable Companies (1)
Mercom                              $65.8             4.0x           10.8x             20.5x                 $2

Adelphia Communications          $3,485.0             6.4x           12.7x             26.8x                 $2
Cable Michigan                      359.7             5.3x           13.1x           (150.9x)                $2
Cablevision Systems               6,227.7             3.1x           10.2x            100.9x                 $2
Century Communications            4,126.0             5.6x           12.3x             81.0x                 $3
Comcast Corporation              13,277.9             6.1x           14.8x             51.7x                 $3
Cox Communications, Inc.          9,505.3             6.2x           15.5x             48.1x                 $3
Jones Intercable Inc.             2,277.8             5.9x           13.2x            (90.8x)                $2
MediaOne (U.S. West)             12,629.9             6.2x           13.3x             (5.6x)                $3
TCA Cable TV, Inc.                1,168.7             3.5x            7.9x             11.8x                 $1
TCI Group (Tele Comm)            26,911.0             4.2x           11.1x             28.7x                 $2

 Mean                                                 5.15x          12.32x            47.3x     (2)          2
 Median                                               5.65x          12.66x            48.1x     (2)          2


(1) Operating figures exclude extraordinary items, one-time losses and gains, etc.
(2) Excludes outliers.

                     Selected Announced Cable Transactions
                             (All Urban and Rural)

                                                                                                     Price      Subs     Cash Flow
Date          Location             Buyer                       Seller                      Notes     ($MMs)    (000s)     ($MMs)
----          --------             -----                       ------                      -----     ------    ------     ------
2nd Quarter
     Jul-98   St. Louis, IL,
               Los Angeles, CA     Vulcan Partners             Charter                        (1)   $4,500.0    1,200        $321.4
     Jun-98   Denver-based         AT&T                        TCI                            (2)   44,100.0   15,100       3,219.0
     Jun-98   Michigan Based       Cable Michigan              Mercom                         (3)       65.8       39           6.1
     Jun-98   Michigan Based       Avalon Cable                Cable Michigan                 (4)      362.1      189          27.4
     Apr-98   Las Vegas, Nev.      Cox Cable Comm              Prime Cable Las Vegas          (5)    1,270.0      424          96.0
     Apr-98   Western Chicago      TCI Comm                    Jones Intercable-Suburban      (6)      495.0      255          50.5
     Apr-98   TX-based             Vulcan Partners             Marcus                         (7)    2,926.3    1,236         233.7
     Apr-98   Littlerock, CA       Jones Intercble             Jones 14B                      (8)       11.0        6           1.3
     Apr-98   Grenada, MS          Cable One                   Bresnan Comm                   (9)       11.0        7           1.5
     Apr-98   Litchfield, CT       Cablevision                 Time Warner                   (10)       49.0       27           5.3
     Apr-98   Rensselaer, NY       Time Warner                 Cablevision                   (11)       57.0       30           6.2
     Apr-98   Palmdale, CA         Jones Intercable            Jones 12BC                    (12)      138.0       64          13.3

1st Quarter
     Mar-98   TX, OK, MS, LA       Cable One                   Marcus Cable                  (13)     $151.0       72         $15.7
     Mar-98   TX, OK, KS, MO       Classic Comm                Cable One                     (14)       44.0       29           5.3
     Mar-98   Sumpter, MI          Frontier Vision             N Oakland Cablevision         (15)       14.0        8           1.8
     Mar-98   Port Clinton, OH     Frontier Vision             TCI                           (16)       10.0        7           1.5
     Mar-98   Andrews, NC          CND Acquisition             King Kable                    (17)        2.0        2           0.3
     Mar-98   Waterbury, CT        TMC Holdings                Marcus Cable-Connecticut      (18)      150.0       63          15.0
     Feb-98   Laconia, NH          Harron Comm                 Community TV                  (19)      113.0       57          11.8
     Feb-98   E. Cleveland, OH     E. Cleveland                TBA, Inc.                     (20)        6.0        4           0.7
     Jan-98   Kalamazoo, MI        TCI Comm                    Multimedia Cablevision        (21)       75.0       60          10.7
     Jan-98   Hartford, CT         Cablevision Systems Corp.   TCI                           (22)      380.0      173          38.0
     Jan-98   Bardford, CT         Cablevision Systems Corp.   TCI                           (23)       75.0       60          11.4

4th Quarter
     Dec-97   Sherman Oaks, CA     TCI/Century JV              Century Comm.                        $1,342.0      500        $123.1
     Dec-97   Chicago, IL          TCI                         Media One                             1,284.0      542         121.1
     Dec-97   South East FL, GA    Media One                   TCI                                   1,110.0      508         103.7
     Dec-97   Los Angeles Co.,
               Ventura, CA         TCI/Century JV              TCI                                     455.0      245          50.6
     Dec-97   Jefferson, IN        Insight/TCI JV              Insight Comm.                           377.0      160          38.5
     Dec-97   Richmond, IN         Insight/TCI JV              TCI                                     370.0      160          38.5
     Dec-97   Topeka, KS           Multimedia                  TCI                                     201.0      128          22.8

                                                                                                                           Cash Flow

Date          Location             Buyer                       Seller                     Notes     Penetration  Price/Sub. Multiple

----          --------             -----                       ------                     -----     -----------  -------------------

2nd Quarter
     Jul-98   St. Louis, IL,
               Los Angeles, CA     Vulcan Partners             Charter                        (1)         65%      $3,750    14.0x
     Jun-98   Denver-based         AT&T                        TCI                            (2)         62%       2,921    13.7x
     Jun-98   Michigan Based       Cable Michigan              Mercom                         (3)         60%       1,673    10.8x
     Jun-98   Michigan Based       Avalon Cable                Cable Michigan                 (4)         61%       1,916    13.2x
     Apr-98   Las Vegas, Nev.      Cox Cable Comm              Prime Cable Las Vegas          (5)         63%       2,995    13.2x
     Apr-98   Western Chicago      TCI Comm                    Jones Intercable-Suburban      (6)         73%       1,941     9.8x
     Apr-98   TX-based             Vulcan Partners             Marcus                         (7)         58%       2,368    12.5x
     Apr-98   Littlerock, CA       Jones Intercble             Jones 14B                      (8)         73%       1,833     8.8x
     Apr-98   Grenada, MS          Cable One                   Bresnan Comm                   (9)         84%       1,571     7.3x
     Apr-98   Litchfield, CT      Cablevision                 Time Warner                   (10)         76%       1,815     9.2x
     Apr-98   Rensselaer, NY       Time Warner                 Cablevision                   (11)         70%       1,900     9.2x
     Apr-98   Palmdale, CA         Jones Intercable            Jones 12BC                    (12)         72%       2,156    10.4x

1st Quarter
     Mar-98   TX, OK, MS, LA       Cable One                   Marcus Cable                  (13)         72%      $2,097     9.6x
     Mar-98   TX, OK, KS, MO       Classic Comm                Cable One                     (14)         83%       1,517     8.3x
     Mar-98   Sumpter, MI          Frontier Vision             N Oakland Cablevision         (15)         59%       1,750     7.7x
     Mar-98   Port Clinton, OH     Frontier Vision             TCI                           (16)         70%       1,429     6.6x
     Mar-98   Andrews, NC          CND Acquisition             King Kable                    (17)          NM       1,000     6.9x
     Mar-98   Waterbury, CT        TMC Holdings                Marcus Cable-Connecticut      (18)         69%       2,381    10.0x
     Feb-98   Laconia, NH          Harron Comm                 Community TV                  (19)         76%       1,982     9.6x
     Feb-98   E. Cleveland, OH     E. Cleveland                TBA, Inc.                     (20)         58%       1,500     8.3x
     Jan-98   Kalamazoo, MI        TCI Comm                    Multimedia Cablevision        (21)         83%       1,250     7.0x
     Jan-98   Hartford, CT         Cablevision Systems Corp.   TCI                           (22)         64%       2,197    10.0x
     Jan-98   Bardford, CT         Cablevision Systems Corp.   TCI                           (23)         80%       1,250     6.6x

4th Quarter
     Dec-97   Sherman Oaks, CA     TCI/Century JV              Century Comm.                              51%      $2,684    10.9x
     Dec-97   Chicago, IL          TCI                         Media One                                  63%       2,368    10.6x
     Dec-97   South East FL, GA    Media One                   TCI                                        55%       2,186    10.7x
     Dec-97   Los Angeles Co.,
               Ventura, CA         TCI/Century JV              TCI                                        54%       1,857     9.0x
     Dec-97   Jefferson, IN        Insight/TCI JV              Insight Comm.                              67%       2,356     9.8x
     Dec-97   Richmond, IN         Insight/TCI JV              TCI                                        77%       2,313     9.6x
     Dec-97   Topeka, KS           Multimedia                  TCI                                        59%       1,570     8.8x

                                                                                                      Price      Subs     Cash Flow
Date          Location                Buyer                      Seller                      Notes    ($MMs)    (000s)     ($MMs)
----          --------                -----                      ------                      -----    ------    ------     ------
4thQuarter
     Dec-97   Fairfield, CA           TCI                        Century Comm.                         $191.0       90         $19.7

     Dec-97   Kansas, IL, IN          TCI                        Multimedia                             189.0       93          19.9

     Dec-97   S. Fernando, CA         Century Comm.              TCI                                    167.0       90          18.6

     Dec-97   Evansville, IN          Insight Comm.              TCI                                    131.0       63          13.5

     Dec-97   Brigham, UT             TCI                        Insight Comm.                          125.3       58          13.6

     Dec-97   DE, MD                  Comcast                    Marcus Cable                            65.5       27           6.6

     Nov-97   Jackson, TN             Renaissance                Time Warner                            291.0      125          29.7

     Nov-97   Anniston, AL            CableOne                   Time Warner                             65.0       36           6.8

     Nov-97   Mountain Brook, AL      Marcus Cable               McDonald Investment                     62.0       23           6.3

     Nov-97   Surfside, SC            CableOne                   Jones Intercable Inc.                   51.5       25           5.0

     Nov-97   New England             Avalon Partners            Pegasus Cable TV, Inc.                  29.5       15           3.3

     Oct-97   NY, FL, NC              TWE/AN                     Time Warner                          1,327.0      640         141.2

     Oct-97   Broward, FL             Comcast                    Jones Intercable Inc.                  140.0       55          13.3

     Oct-97   S. Carolina Counties    Northland Cable            InterMedia & Robin
                                                                  Cable Systems                          70.0       35           6.7

     Oct-97   Auburn, NY              Harron Communications      Auburn Cable                            28.0       14           2.7

                                                                                                                           Cash Flow

Date          Location                Buyer                      Seller                        Penetration   Price/Sub.     Multiple

----          --------                -----                      ------                        -----------   ----------     --------

4thQuarter
     Dec-97   Fairfield, CA           TCI                        Century Comm.                      71%       $2,122           9.7x
     Dec-97   Kansas, IL, IN          TCI                        Multimedia                         65%        2,032           9.5x
     Dec-97   S. Fernando, CA         Century Comm.              TCI                                45%        1,856           9.0x
     Dec-97   Evansville, IN          Insight Comm.              TCI                                62%        2,079           9.7x
     Dec-97   Brigham, UT             TCI                        Insight Comm.                      45%        2,160           9.2x
     Dec-97   DE, MD                  Comcast                    Marcus Cable                       65%        2,472           9.9x
     Nov-97   Jackson, TN             Renaissance                Time Warner                        70%        2,328           9.8x
     Nov-97   Anniston, AL            CableOne                   Time Warner                        86%        1,814           9.5x
     Nov-97   Mountain Brook, AL      Marcus Cable               McDonald Investment                68%        2,680           9.8x
     Nov-97   Surfside, SC            CableOne                   Jones Intercable Inc.              78%        2,060          10.3x
     Nov-97   New England             Avalon Partners            Pegasus Cable TV, Inc.             70%        1,922           9.0x
     Oct-97   NY, FL, NC              TWE/AN                     Time Warner                        72%        2,073           9.4x
     Oct-97   Broward, FL             Comcast                    Jones Intercable Inc.              74%        2,545          10.5x
     Oct-97   S. Carolina Counties    Northland Cable            InterMedia & Robin
                                                                  Cable Systems                     60%        1,982          10.4x
     Oct-97   Auburn, NY              Harron Communications      Auburn Cable                       86%        1,958          10.2x


                                                                                                      Price      Subs     Cash Flow
Date          Location                Buyer                      Seller                      Notes    ($MMs)    (000s)     ($MMs)
----          --------                -----                      ------                      -----    ------    ------     ------
3rd Quarter
     Sep-97   MN, MI, NE, WI          Bresnan/TCI                TCI                                   $800.0      445         $93.0

     Sep-97   Montgomery/
               Arlington, VA          Prime Cable                SBC Corp.                              637.0      268          77.7

     Sep-97   FL, NC, MO              MediaCom                   Cablevision                            315.0      265          33.2

     Sep-97   NJ, PA, Central OH      FrontierVision             Cox Communications, Inc.               193.0       88          19.5

     Sep-97   New Port, NH,
               St. Albans, VT         FrontierVision             TCI                                     34.5       22           4.1

     Sep-97   Blackwell, OK           Post Newsweek              TCA Cable                               28.0       17           3.1

     Sep-97   Lufkin, TX              TCA Cable                  Post Newsweek                           28.0       16           3.1

     Sep-97   Clearlake, CA           MediaCom                   Jones Intercable Inc.                   21.4       17           2.9

     Aug-97   Albuquerque, NM         Jones Intercable Inc.      Cable TV Fund 12-BCD (Jones)           223.0      113          25.9

     Aug-97   Rockford, IL            Insight Comm.              Cablevision Systems Corp.               97.0       65          10.2

     Aug-97   Phoenix, AZ             Cox Communications, Inc.   Insight Comm.                           77.0       36           8.5

     Aug-97   Lafayette, IL           Insight Comm.              Cox Communications, Inc.                77.0       38           8.0

     Aug-97   Central, OH             FrontierVision             Phoenix Cable                           13.5        8           1.7


                                                                                                                           Cash Flow

Date          Location                Buyer                      Seller                        Penetration   Price/Sub.     Multiple

----          --------                -----                      ------                        -----------   ----------     --------

3rd Quarter
     Sep-97   MN, MI, NE, WI          Bresnan/TCI                TCI                                74%       $1,798           8.6x
     Sep-97   Montgomery/
               Arlington, VA          Prime Cable                SBC Corp.                          66%        2,377           8.2x
     Sep-97   FL, NC, MO              MediaCom                   Cablevision                         NA        1,190           9.5x
     Sep-97   NJ, PA, Central OH      FrontierVision             Cox Communications, Inc.           75%        2,200           9.9x
     Sep-97   New Port, NH,
               St. Albans, VT         FrontierVision             TCI                                78%        1,560           8.4x
     Sep-97   Blackwell, OK           Post Newsweek              TCA Cable                          80%        1,679           8.9x
     Sep-97   Lufkin, TX              TCA Cable                  Post Newsweek                      84%        1,819           8.9x
     Sep-97   Clearlake, CA           MediaCom                   Jones Intercable Inc.              61%        1,237           7.4x
     Aug-97   Albuquerque, NM         Jones Intercable Inc.      Cable TV Fund 12-BCD (Jones)       47%        1,977           8.6x
     Aug-97   Rockford, IL            Insight Comm.              Cablevision Systems Corp.          67%        1,492           9.5x
     Aug-97   Phoenix, AZ             Cox Communications, Inc.   Insight Comm.                      80%        2,131           9.1x
     Aug-97   Lafayette, IL           Insight Comm.              Cox Communications, Inc.           75%        2,018           9.6x
     Aug-97   Central, OH             FrontierVision             Phoenix Cable                       NA        1,776           8.0x

                                                                                 Price   Subs  Cash Flow            Price  Cash Flow

Date          Location             Buyer                Seller          Notes   ($MMs)  (000s)  ($MMs)  Penetration /Sub.  Multiple
----          --------             -----                ------          -----   ------  ------  ------  ----------- -----  --------
3rdQuarter
     Jul-97   Kentucky             InterMedia Partners  TCI                        $946.0   425   $93.7      68%   $2,226   10.1x
     Jul-97   TX, LA               TCI/TCA jv           TCI                         310.0   150    33.7      68%    2,067    9.2x
     Jul-97   TX, LA, NM           TCI/TCA jv           TCA Cable                   285.0   155    32.8      69%    1,839    8.7x
     Jul-97   Roselawn, IN         Triax Midwest        Triax Associates             50.0    33     6.8      50%    1,509    7.3x
     Jul-97   Jackson County, GA   Genesis Cable        McDonald Investment          45.0    21     5.1      60%    2,035    8.9x
     Jul-97   Kuai, HI             G Force LLC          InterMedia                   24.0    12     2.8      88%    2,065    8.6x
     Jul-97   Kuai, HI             G Force LLC          Rifkin & Associates          14.0     8     1.6      85%    1,744    8.7x

2nd Quarter
     Jun-97   NY Area              Cablevision          TCI                      $1,996.7   820  $199.7       NA   $2,435   10.0x
     Jun-97   Five States          Falcon Holding
                                    Group L.P.          TCI                         504.9   300    50.5      65%    1,683   10.0x
     Jun-97   Buffalo, NY;
               Erie, PA; OH        Adelphia             TCI                         349.9   166    35.0       NA    2,108   10.0x
     Jun-97   Boone, NC/
               Anderson, SC        Helicon Partners     Booth-American               66.1    35     7.0      61%    1,889    9.4x
     Jun-97   Dagsboro, DE         Mediacom             American Cable
                                                         TV Investors 5              43.1    29     4.8      85%    1,471    8.9x
     May-97   St. Paul, MN         Charter Comm., Inc.  U.S. West Media             600.3   290    60.0      60%    2,070   10.0x
     May-97   Bangor/Lewiston, ME  FrontierVision       A-R Cable Services-
                                                         ME, Inc. (CVC)              78.2    53     8.5      60%    1,464    9.2x
     May-97   Waterville,          FrontierVision       Triax Associates 1 &
               Fulton, OH                                Phoenix Cable               34.2    21     3.7      61%    1,667    9.3x

Total Deals (4/1/97 to date)
              MEAN                                                                                                 $1,974    9.5x
              MEDIA                                                                                                $1,977    9.5x
              WEIGHTED AVERAGE                                                                                     $2,662   12.4x

Total Deals (1/1/98 to date)
              MEAN                                                                                                 $1,965    9.7x
              MEDIA                                                                                                $1,900    9.6x
              WEIGHTED AVERAGE                                                                                     $2,878   13.4x

Less than $75 million Purchase Price (4/1/97 to date
              MEAN                                                                                                 $1,733    8.6x
              MEDIA                                                                                                $1,750    8.9x
              WEIGHTED AVERAGE                                                                                     $1,788    8.9x

Notes:

1    Price, Subscribers, Cash Flow and Penetration from Bloomberg News.
2    Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
3 Price calculated as Total Enterprise Value from latest financials ($52.7 million plus debt of $14.2 million less cash of $5 million). Subscribers, Cash Flow and Penetration taken from Latest financials.
4 Price from Company source represents cash-for-stock deal at $40.5 per share. Subscribers, Cash Flow and Penetration are from Latest financials. Cash Flow and Subscribers excludes 38% of Mcrcom it does not already own.
5 Cash Flow based on CIBC Oppenheimer Cable analyst report. Cash Flow run rate is estimated to be $96 million (Transaction price of $1,325 mil less Value of Equity of $55 mil). Subscriber and Price from Securities Data ($1.325 billion of cash and stock (80% interest), subscribers include 319 thousand residential cable and 105 thousand hotel rooms). Penetration from Paul Kagan Report.
6 Cash Flow multiple is based on run rate data taken from CIBC Oppenheimer Cable analyst and Price, Subscribers and Penetration from Paul Kagan Report.
7 Price based on Bloomberg news comprising of 95% of $2.92 billion in cash and debt. Subscribers as of 3/31/98 quarterly report, Cash Flow taken from 10Q, using run rate and Penetration from Paul Kagan Report.
8 Price, Cash Flow and Penetration from Paul Kagan Report and Bloomberg News. Subscribers of 64 thousand taken from Bloomberg news and Paul Kagan.
9    Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
10 Price, Cash Flow and Penetration from Paul Kagan Report, Subscribers (77.6 thousand) from Paul Kagan and Bloomberg News.
11 Price, Cash Flow and Penetration from Paul Kagan Report, Subscribers (29.3 thousand) from Paul Kagan and Bloomberg News.
12 Price, Cash Flow and Penetration from Paul Kagan Report. Subscribers of 64 thousand from Bloomberg news and Paul Kagan.
13 Cash Flow and Penetration from Paul Kagan Report, Price and Subscribers from Paul Kagan and Bloomberg News.
14   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
15   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
16   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
17   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
18 Price from Securities Data Co., Cash Flow and Penetration from Paul Kagan Report. Subscribers of 250 thousand from Bloomberg news.
19   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
20   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
21   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
22   Price, Subscribers, Cash Flow and Penetration from Paul Kagan Report.
23 Subscribers, Cash Flow and Penetration from Paul Kagan Report, Price from Paul Kagan and Bloomberg news.

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                          Pages
                                                                          -----
TRANSACTION SUMMARY..................................................         1
HISTORICAL AND PROJECTED BALANCE SHEETS..............................         2
HISTORICAL AND PROJECTED INCOME STATEMENTS...........................         3
PROJECTED CASH FLOW STATEMENTS.......................................         5
CAPITALIZATION.......................................................         6
TAX RECONCILIATION...................................................         7
DEPRECIATION AND AMORTIZATION SCHEDULES..............................         9
DISCOUNTED CASH FLOW ANALYSIS........................................        11

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page 1

                                       TRANSACTION SUMMARY

                                    SUMMARY CREDIT STATISTICS

FINANCIAL DATA:                         Pro Forma                    Projected For Year Ending December 31,
                                        ----------  ----------------------------------------------------------------------
                                           1997        1998        1999        2000        2001        2002        2003
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Subscribers (in thousands):                39,300      40,147      40,950      41,769      42,605      43,457      44,326
Net Revenue                             $  16,439   $  17,185   $  18,178   $  19,487   $  20,890   $  22,392   $  24,006
         Growth                                NA        4.5%        5.8%        7.2%        7.2%        7.2%        7.2%
EBITDA                                  $   6,099   $   6,199   $   6,633   $   7,164   $   7,737   $   8,356   $   9,024
         Margin                             37.1%       36.1%       36.5%       36.8%       37.0%       37.3%       37.6%
Capital Expenditures                    $   2,614   $   8,393   $   4,959   $   4,341   $   2,750   $   1,811   $   1,857
Total Interest Expense                      1,056       1,004       1,219       1,186         975         566         180
Total Debt                                 14,151      14,729      15,304      13,762       9,644       4,496           0
Common Stock                               16,161      16,161      16,161      16,161      16,161      16,161      16,161
Cash                                        4,829       1,000       1,000       1,000       1,000       1,000       2,048
TEV (Book Capitalization)                  25,483      29,890      30,465      28,923      24,805      19,657      14,113
TEV (Market Capitalization)(1)             70,312      75,719      80,634      84,402      86,014      87,056      88,192

COVERAGE AND LEVERAGE RATIOS:
EBITDA/Total Interest Expense                5.8x        6.2x        5.4x        6.0x        7.9x       14.8x       50.2x
(EBITDA-CAPEX)/Total Interest expense        3.3x          NM        1.4x        2.4x        5.1x       11.6x       39.9x
Total Debt/EBITDA                            2.3x        2.4x        2.3x        1.9x        1.2x        0.5x          --
TRADING MULTIPLES:
TEV(Book)EBITDA                              4.2x        4.8x        4.6x        4.0x        3.2x        2.4x        1.6x
TEV(Market)/EBITDA                          11.5x       12.2x       12.2x       11.8x       11.1x       10.4x        9.8x
TEV(Book)/EBIT                               8.0x       10.3x       13.5x       10.9x        6.8x        4.2x        2.5x
TEV(Market)/EBIT                            21.9x       26.1x       35.6x       31.8x       23.7x       18.6x       15.3x

(1) Market Capitalization based on exit multiple of 10x EBITDA.


                              TEV
Target Name:                               Jack
Primary Shares Outstanding:                     4,787
Price per Share (as of 9/3/98):                $11.25
Primary Market Capitalization:                $53,854
+ Total Debt                                  $14,151
- Cash(1)                                      $5,766
                                              -------
Total Enterprise Value                        $62,239
(1) As of 6/30/98.


                Transaction Multiples Summary
Total Firm Value/
LTM Sales                                        3.7x
LTM EBITDA                                      10.2x
LTM EBIT                                        19.4x
LTM EBITDA - CAPEX                              10.2x
1999E FY Sales                                   3.4x
1999E FY EBITDA                                  9.4x
1999E FY EBIT                                   27.5x
1999E FY EBITDA-CAPEX                           37.2x


                                CAPITALIZATION


($ in millions)
                                                  As of June 30, 1998
                                 ----------------------------------------------------
                                                                        % of Total
                                   Actual       Adjs.    Pro Forma    Capitalization
                                 ----------  ----------  ----------  ----------------
Cash and Cash Equivalents            $5.8       $0.0         $5.8          --

Existing Debt                       $14.2       $0.0        $14.2        89.0%
Shareholders' Equity                  1.8        0.0          1.8        11.0%

Total Capitalization               $15.90                  $15.90       100.0%

Total Debt/Total Capitalization     89.0%                   89.0%

Assumed Transaction Closing Date             31-Dec-98
Year Days                                          365

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page 2


                                                             HISTORICAL, PRO FORMA AND PROJECTED BALANCE SHEETS
($ in thousands)

                                             Pro Forma                                Projected as of December 31,
                                 -------------------------------- -----------------------------------------------------------------
                                    1996       1997      1997PF      1998       1999       2000       2001       2002       2003
                                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ASSETS
Current Assets
    Cash and equivalents         $    3,054 $    4,829 $   4,829  $    1,000 $   1,000  $    1,000 $    1,000 $    1,000 $    2,048
    Receivables                         369        365       365         382       404         433        464        497        533
    Prepaids & other                    734        568       568         594       628         673        722        774        829
         Total Current Assets         4,157      5,762     5,762       1,976     2,032       2,106      2,186      2,271      3,410

Property, Plant & Equipment          41,399     42,212    42,212      50,605    55,564      59,905     62,655     64,466     66,323
Accumulated depreciation            (27,395)   (28,998)  (28,998)    (32,028)  (36,089)    (40,290)   (44,085)   (47,445)   (50,634)

Property, Plant & Equipment,
    net                              14,004     13,214    13,214      18,577    19,475      19,615     18,570     17,021     15,689

Other Assets
    Intangible assets                 2,079      1,743     1,743       1,472     1,163         854        545        236        153
    Deferred income taxes             2,341         --        --          --        --          --         --         --         --

    Other assets                         --         --        --          --        --          --         --         --         --
                                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Total Assets                        $22,581    $20,719   $20,719     $22,025   $22,670     $22,575    $21,301    $19,528    $19,252
                                 ========== ========== ========== ========== ========== ========== ========== ========== ==========

LIABILITIES AND STOCKHOLDERS'
    EQUITY
Current Liabilities
    Accounts payable             $    1,611 $      980 $     980  $   1,024  $   1,084  $    1,162 $    1,245 $    1,335 $    1,431
    Accrued expenses                  1,449      2,909     2,909      3,041      3,217       3,448      3,697      3,963      4,248
    Other liabilities                 2,100      1,400     1,400        700         --          --         --         --         --
                                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
         Total Current
            Liabiities                5,160      5,289     5,289      4,765      4,301       4,610      4,942      5,298      5,679

Existing debt                        17,430         --        --         --         --          --         --         --         --
New bank debt                            --     14,151    14,151     14,729     15,304      13,762      9,644      4,496         --
    Total Debt                       17,430     14,151    14,151     14,729     15,304      13,762      9,644      4,496         --

Deferred income taxes                 2,730         --        --        445        632       1,030      1,860      2,245      2,488

    Total Liabilities                25,320     19,440    19,440     19,939     20,237      19,402     16,446     12,039      8,167
    Capital Stock                    16,340     16,161    16,161     16,161     16,161      16,161     16,161     16,161     16,161
    Retained Earnings               (19,079)   (14,882)  (14,882)   (14,075)   (13,728)    (12,988)   (11,306)    (8,672)    (5,076)

                                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Total Stockholders' Equity           (2,739)     1,279     1,279      2,086      2,433       3,173      4,855      7,489     11,085
                                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Total Liabilities and
    Stockholders' Equity            $22,581    $20,719   $20,719    $22,025    $22,670     $22,575    $21,301    $19,528    $19,252
                                 ========== ========== ========== ========== ========== ========== ========== ========== ==========
WORKING CAPITAL ASSUMPTIONS:
Accounts Receivable (DSO)(1)            8.7        8.1       8.1        8.1        8.1         8.1        8.1        8.1        8.1
Prepaid Expenses (% of Revenues)       4.7%       3.5%      3.5%       3.5%       3.5%        3.5%       3.5%       3.5%       3.5%
Accounts Payable (DOEO)(2)             71.5       39.2      39.2       39.1       39.3        39.4       39.4       39.6       39.7
Accrued Expenses (% of Revenues)       9.3%      17.7%     16.9%      17.7%      17.7%       17.7%      17.7%      17.7%      17.7%
(1) DSO: Days Sales Outstanding
(2) DOEO: Days Operating
    Expenses Outstanding

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page  3




              HISTORICAL, PRO FORMA AND PROJECTED INCOME STATEMENTS ($ in thousands, except per share data)


                                              Pro Forma                                Projected as of December 31,
                                 -------------------------------- -----------------------------------------------------------------
                                    1996       1997      1997PF      1998       1999       2000       2001       2002       2003
                                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Revenues                         $15,570    $16,439    $16,439    $17,185    $18,178    $19,487    $20,890    $22,392    $24,006
Operating expenses                 8,219      9,136      9,136      9,571     10,066     10,778     11,538     12,305     13,164
                                 -------    -------    -------    -------    -------    -------    -------    -------    -------
         Cable EBITDA              7,351      7,303      7,303      7,614      8,112      8,709      9,352     10,087     10,842
                  Cable Margin     47.2%      44.4%      44.4%      44.3%      44.6%      44.7%      44.8%      45.0%      45.2%
Management fee                     1,709      1,204      1,204      1,415      1,479      1,545      1,615      1,731      1,818
                                 -------    -------    -------    -------    -------    -------    -------    -------    -------
         EBITDA                    5,642      6,099      6,099      6,199      6,633      7,164      7,737      8,356      9,024
         Margin                    36.2%      37.1%      37.1%      36.1%      36.5%      36.8%      37.0%      37.3%      37.6%
Depreciation                       2,731      2,612      2,612      3,030      4,061      4,201      3,795      3,360      3,189
Amortization                         287        282        282        271        309        309        309        309         83
                                 -------    -------    -------    -------    -------    -------    -------    -------    -------

         EBIT                      2,624      3,205      3,205      2,898      2,263      2,654      3,633      4,687      5,752
Interest expense                   1,227      1,056      1,056      1,004      1,219      1,186        975        566        180
Interest income                      127        195        195         97         30         30         30         30         61

Other expense/(income)                25    (2,519)    (2,519)        720        540        360        100        100        100
                                 -------    -------    -------    -------    -------    -------    -------    -------    -------
Income before taxes                1,499      4,863      4,863      1,271        534      1,138      2,588      4,051      5,533
Tax provision                         28        665        665        464(1)     187        398        906      1,418      1,937
                                 -------    -------    -------    -------    -------    -------    -------    -------    -------
Net Income                        $1,471     $4,198     $4,198       $807       $347       $740     $1,682     $2,633     $3,597
                                 =======    =======    =======    =======    =======    =======    =======    =======    =======


Shares outstanding (in thousands)  4,787      4,787      4,787      4,787      4,787      4,787      4,787      4,787      4,787
Earnings per share                 $0.31      $0.88      $0.88      $0.17      $0.07      $0.15      $0.35      $0.55      $0.75

(1)      Adjusted by the Company's budget for 1998.

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page  4


              HISTORICAL, PRO FORMA AND PROJECTED SYSTEMS SUMMARY

($ in thousands, except per subscriber data)


                                For years ended December 31,                   Projected for years ending December 31,
                             ---------------------------------     ---------------------------------------------------------------
                               1996         1997       1997PF        1998       1999       2000       2001       2002       2003
                             --------     --------    --------     --------   --------   --------   --------   --------   --------
Subscribers                    40,012      39,360      39,360       40,147     40,950     41,769     42,605     43,457     44,326
     %growth                     3.0%       -1.6%       -1.6%         2.0%       2.0%       2.0%       2.0%       2.0%       2.0%

Homes passed                   65,998      65,291      65,291       66,270     67,264     68,273     69,297     70,337     71,392
     % growth                    0.8%       -1.1%       -1.1%         1.5%       1.5%       1.5%       1.5%       1.5%       1.5%

Franchise penetration           60.6%       60.3%       60.3%        60.6%      60.9%      61.2%      61.5%      61.8%      62.1%

Beginning subs                 39,318      40,012      40,012       39,360     40,147     40,950     41,769     42,605     43,457
Net new subs                      694        (652)       (652)         787        803        819        835        852        869
Ending subs                    40,012      39,360      39,360       40,147     40,950     41,769     42,605     43,457     44,326
Average basic subs             39,665      40,429      40,429       41,332     42,089     43,100     44,177     45,282     46,414
     % growth                    3.6%        1.9%        1.9%         2.2%       1.8%       2.4%       2.5%       2.5%       2.5%

Basic penetration (EOY)         60.6%       60.3%       60.3%        60.6%      60.9%      61.2%      61.5%      61.8%      62.1%

Revenue/sub/month(1)               33          34          34           35         36         38         39         41         43
     % growth                    7.9%        3.6%        3.6%         2.3%       3.9%       4.7%       4.6%       4.6%       4.6%
Revenue                        15,570      16,439      16,439       17,185     18,178     19,487     20,890     22,392     24,006
     % growth                   11.7%        5.6%        5.6%         4.5%       5.8%       7.2%       7.2%       7.2%       7.2%
Operating expenses             $8,219      $8,823      $8,823       $9,571    $10,066    $10,778    $11,538    $12,305    $13,164
     % of Revenue               52.8%       55.6%       55.6%        55.7%      55.4%      55.3%      55.2%      55.0%      54.8%
     Cable expenses/
       Sub/Month                   17          19          19           19         20         21         22         23         24
Management fee                  1,709       1,516       1,516        1,415      1,479      1,545      1,615      1,731      1,818
     % growth                   41.9%      -29.5%      -29.5%        -6.7%       4.5%       4.5%       4.5%       7.2%       5.0%

Cable EBITDA                    7,351       7,303       7,303        7,614      8,112      8,709      9,352     10,087     10,842
     Cable EBITDA margin        47.2%       44.4%       44.4%        44.3%      44.6%      44.7%      44.8%      45.0%      45.2%
     Cable EBITDA/
       Sub/Month               $15.44      $15.05      $15.05       $15.35     $16.06     $16.84     $17.64     $18.56     $19.47

EBITDA (1)                      5,642       6,099       6,099        6,199      6,633      7,164      7,737      8,356      9,024
     EBITDA margin              36.2%       37.1%       37.1%        36.1%      36.5%      36.8%      37.0%      37.3%      37.6%
     EBITDA/Sub/Month          $11.85      $12.57      $12.57       $12.50     $13.13     $13.85     $14.59     $15.38     $16.20

Capex                          $1,821      $2,614      $2,614       $8,393     $4,959     $4,341     $2,750     $1,811     $1,857
     Capex/Basic sub           $45.91      $64.66      $64.66      $203.06    $117.82    $100.72     $62.25     $39.99     $40.01

Tax Rate                                                35.0%        35.0%      35.0%      35.0%      35.0%      35.0%      35.0%

(1) Post Management Fee


CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page  5


                      PROJECTED CASH FLOW STATEMENTS

($ in thousands)

                                                                               Projected for years ending December 31,
                                                                   ---------------------------------------------------------------
                                                                     1998       1999       2000       2001       2002       2003
                                                                   --------   --------   --------   --------   --------   --------
Net Income                                                           $807        $347       $740     $1,682     $2,633     $3,597
Non-Cash charges
     Depreciation                                                   3,030       4,061      4,201      3,795      3,360      3,189
     Deferred income taxes                                            445         187        398        830        385        243
     Amortization                                                     271         309        309        309        309         83
     Changes in current assets                                        (43)        (56)       (74)       (80)       (85)       (91)
     Change in A/P and Accrued Exp                                    176         236        309        332        356        381
     Change in other current liabilities                             (700)       (700)        --         --         --         --
     Change in other non-cash                                          --          --         --         --         --         --
     Change in other assets                                            --          --         --         --         --         --
     Deferred interest                                                 --          --         --         --         --         --
                                                                   ------      ------     ------     ------     ------     ------
Net cash provided by operations                                     3,986       4,384      5,883      6,868      6,959      7,401

Investment cash flows:
     Capital expenditures                                          (8,393)     (4,959)    (4,341)    (2,750)    (1,811)    (1,857)
                                                                   ------      ------     ------     ------     ------     ------
     Asset sale/Acquisition                                            --          --         --         --         --         --
Cash flow before financing                                         (4,407)       (575)     1,542      4,118      5,148      5,544
Financing transactions:
     Issuance (repurchase) common stock                                --          --         --         --         --         --
     Amortization bank debt                                            --          --         --         --         --         --
     Increase (decrease) revolving credit facility                    578         575     (1,542)    (4,118)    (5,148)    (4,496)
     Dividends                                                         --          --         --         --         --         --
                                                                   ------      ------     ------     ------     ------     ------

Cash generated by financing                                           578         575     (1,542)    (4,118)    (5,148)    (4,496)

Free Cash Flow                                                    $(3,829)         --         --         --         --     $1,048
                                                                   ======      ======     ======     ======     ======     ======

Beginning cash balance                                             $4,829      $1,000     $1,000     $1,000     $1,000     $1,000
Free cash flow                                                     (3,829)         --         --         --         --      1,048
Ending cash balance                                                 1,000       1,000      1,000      1,000      1,000      2,048

Cash available for debt service                                       422         425      2,542      5,118      6,148      6,544


CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page  6

                               DEBT SCHEDULE

($ in thousands)

Minimum Cash Level             $1,000      FYE                          Projected for years ending December 31,
                                         --------      ----------------------------------------------------------------------
                                         12/31/97        1998          1999        2000        2001        2002        2003
                                         --------      --------      --------    --------    --------    --------    --------
New bank Debt (Revolver)
     Beginning Balance                    $14,151       $14,151      $14,729     $15,204     $13,762      $9,644      $4,496
     Additions                                  0           578          575           0           0           0           0
     Minimum Amortization                       0             0            0           0           0           0           0
     Repayment -- Excess Cash                   0             0            0      (1,542)     (4,118)     (5,148)     (4,496)
                                           ------        ------       ------      ------      ------      ------      ------

     Ending Balance                        14,151        14,729       15,304      13,762       9,644       4,496           0

     Average Balance                       14,151        14,440       15,016      14,533      11,703       7,070       2,248
     Unused Balance                         5,849         5,271        4,696       6,238      10,356           0           0

Interest Expense                              991           984(1)     1,201       1,163         936         566         180

Commitment Fee @ 3/8%
     of Unused Bal.                            22            20           18          23          39           0           0

Borrowing Base                             20,000        20,000       20,000      20,000      20,000           0           0

     Interest Rate                           7.0%          7.5%         8.0%        8.0%        8.0%        8.0%        8.0%
     LIBOR                                   6.0%          6.5%         7.0%        7.0%        7.0%        7.0%        7.0%
     Spread                                  1.0%          1.0%         1.0%        1.0%        1.0%        1.0%        1.0%

TOTAL INTEREST EXPENSE                     $1,013        $1,004       $1,219      $1,186        $975        $566        $180
                                           ======        ======       ======      ======      ======      ======      ======
Cash & Cash Equivalents
     Beginning Balance                     $3,054        $4,829       $1,000      $1,000      $1,000      $1,000      $1,000
     Ending Balance                         4,829         1,000        1,000       1,000       1,000       1,000       2,048

     Average Balance                        3,942         2,915        1,000       1,000       1,000       1,000       1,524

     TOTAL INTEREST INCOME                    $87           $97          $30         $30         $30         $30         $61
                                           ======        ======       ======      ======      ======      ======      ======

     Interest Income Rate                    2.2%          3.3%         3.0%        3.0%        3.0%        3.0%        4.0%

(1)  Adjustment was made to bring interest expense in line with the 1998 company's budget that uses monthly revolver balance to calculate interest expense instead of annual revolver balance used herein.


CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page  7


                         INCOME TAX RECONCILIATION

($ in thousands)
                                               FYE                     Projected for years ending December 31,
                                             --------       --------------------------------------------------------------
                                             12/31/97        1998        1999       2000       2001       2002       2003
                                             --------       ------      ------     ------     ------     ------     ------
BOOK BASIS:
     Income before tax                        $4,863        $1,271        $534     $1,138     $2,588     $4,051     $5,533
       Plus: Goodwill Amortization                 0             0           0          0          0          0          0
                                              ------        ------      ------     ------     ------     ------     ------
     Book Taxable Income                       4,863         1,271         534      1,138      2,588      4,051          0
     Income Tax Rate @                          0.0%         35.0%       35.0%      35.0%      35.0%      35.0%      35.0%
                                              ------        ------      ------     ------     ------     ------     ------

     Book Provision Taxes                         $0          $445        $187       $398       $906     $1,418     $1,937
                                              ======        ======      ======     ======     ======     ======     ======

TAX BASIS:
     Income Before Tax                        $4,863        $1,271        $534     $1,138     $2,588     $4,051     $5,533
     Add:
       Book Depreciation                       2,612         3,030       4,061      4,201      3,795      3,360      3,189
       Book Amortization of
        Intangibles                              282           271         309        309        309        309         83
                                              ------        ------      ------     ------     ------     ------     ------
     Less:
       Tax Depreciation                        3,669         5,754       5,600      4,934      5,175      3,470      2,665
       Tax Amortization                          178           147         140        138         75         75         75
                                              ------        ------      ------     ------     ------     ------     ------

       Tax Amortization                          178           147         140        138         75         75         75

     Taxable Income                            3,910        (1,329)       (836)       576      1,442      4,175      6,065
     NOL Utilization                                                         0
                                              (1,225)            0                   (576)    (1,225)    (1,225)    (1,225)
                                              ------        ------      ------     ------     ------     ------     ------
     Non Taxable Income                        2,685        (1,329)       (836)         0        217      2,950      4,840
     Income Tax Rate @                          0.0%         35.0%       35.0%      35.0%      35.0%      35.0%      35.0%
                                              ------        ------      ------     ------     ------     ------     ------
     Currently Payable Taxes                    $665            $0          $0         $0        $76     $1,033     $1,694
                                              ======        ======      ======     ======     ======     ======     ======

CALCULATION OF DEFERRED TAX:

     Book Provision Taxes                         $0          $445        $187       $398       $906     $1,418     $1,937
     Less: Currently Payable (taxable Income)   (665)            0           0          0        (76)    (1,033)    (1,694)
     Plus: Change in Deferred Tax Assets           0             0           0          0          0          0          0
                                              ------        ------      ------     ------     ------     ------     ------
     Total Deferred Taxes                         $0          $445        $187       $398       $830       $385       $243
                                              ======        ======      ======     ======     ======     ======     ======

TAX NOL COMPUTATION:

     Beginning Balance                       $10,100        $8,875     $10,204    $11,040    $10,464     $9,239     $8,014

     Plus: NOL Generated                           0         1,329         836          0          0          0          0
     Less: NOL Utilized                       (1,225)            0           0       (576)    (1,225)    (1,225)    (1,225)
                                              ------        ------      ------     ------     ------     ------     ------
     Ending Balance                           $8,875       $10,204     $11,040    $10,464     $9,239     $8,014     $6,789
                                              ======        ======      ======     ======     ======     ======     ======

    ------------------------------------------------------------------------------------------------------------------------
     Annual Limitation                         1,225         1,225      1,225      1,225      1,225      1,225      1,225
     NOL Utilized                             (1,225)            0          0       (576)    (1,225)    (1,225)    (1,225)
     Carryforward                                  0         1,225      1,225        649          0          0          0
    ------------------------------------------------------------------------------------------------------------------------


CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page  8


                         INCOME TAX RECONCILIATION

($ in thousands)
                                               FYE                     Projected for years ending December 31,
                                             --------       --------------------------------------------------------------
CALCULATION OF DEFERRED TAX excl. NOL        12/31/97        1998        1999       2000       2001       2002       2003
                                             --------       ------      ------     ------     ------     ------     ------
     Tax Depreciation                         $3,669        $5,754      $5,600     $4,934     $5,175     $3,470     $2,665
     Tax Amortization                            178           147         140        138         75         75         75
                                              ------        ------      ------     ------     ------     ------     ------

     TAX PROVISION                             3,847         5,901       5,740      5,072      5,250      3,545      2,740

     Book Depreciation                         2,612         3,030       4,061      4,201      3,795      3,360      3,189
     Book Amortization                           282           271         309        309        309        309         83
                                              ------        ------      ------     ------     ------     ------     ------

     BOOK PROVISION                            2,894         3,301       4,370      4,510      4,104      3,669      3,272

     Timing Difference                           953         2,600       1,370        562      1,146       (124)      (532)
     Tax Rate                                     0%           35%         35%        35%        35%        35%        35%
                                              ------        ------      ------     ------     ------     ------     ------
     Deferred Tax Provision                       $0          $910        $480       $197       $401       $(43)     $(186)
                                              ======        ======      ======     ======     ======     ======     ======

TAX NOL COMPUTATIONS ADJUSTED
FOR INTEREST EXP.

     Taxable Income                           $3,910       $(1,329)      $(836)      $576     $1,442     $4,175     $6,065
     Plus: Interest Expense                    1,056         1,004       1,219      1,186        975        566        180
                                              ------        ------      ------     ------     ------     ------     ------
     Unlevered Taxable Income                  4,966          (325)        383      1,762      2,417      4,741      6,245

     Annual Limitation                        $1,225        $1,225      $1,225     $1,225     $1,225     $1,225     $1,225
     NOL Utilized                             (1,225)            0        (383)    (1,225)    (1,225)    (1,225)    (1,225)

     Net Taxable Income                       $3,741         $(325)         $0       $537     $1,192     $3,516     $5,020

     Beginning Balance                       $10,100        $8,875      $8,875     $8,492     $7,267     $6,042     $4,817
       Plus: NOL Generated                         0             0           0          0          0          0          0
       Less: NOL Utilized                     (1,225)            0        (383)    (1,225)    (1,225)    (1,225)    (1,225)
                                              ------        ------      ------     ------     ------     ------     ------
     Ending Balance                           $8,875        $8,875      $8,492     $7,267     $6,042     $4,817     $3,592
                                              ======        ======      ======     ======     ======     ======     ======

     FMV of Company                          $17,500
                                             -------
     Tax-Exempt Rate:                             7%
                                             -------
                                              $1,225
                                             -------

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page  9


                             DEPRECIATION SCHEDULE

($ in thousands)
                                                            For years ended
                                                             December 31,       Projected for years ending December 31,
                         1995 Book  Book Life   Capital     --------------- ----------------------------------------------
                           Basis       S/L    Expenditures   1996    1997    1998    1999    2000    2001    2002    2003
                         ---------- --------- ------------- ------  ------  ------  ------  ------  ------  ------  ------
BOOK DEPRECIATION:
     Existing Assets     [$14,995]                             $0   $2,264  $2,071  $2,360  $1,984  $1,184    $495    $120
     Additions:                       [9]
                  1996                                1,821    101     202     202     202     202     202     202     202
                  1997                                2,614            145     290     290     290     290     290     290
                  1998                                8,393                    466     933     933     933     933     933
                  1999                                4,959                            276     551     551     551     551
                  2000                                4,341                                    241     482     482     482
                  2001                                2,750                                            153     306     306
                  2002                                1,811                                                    101     201
                  2003                                1,857                                                            103
                                                            ------  ------  ------  ------  ------  ------  ------  ------
     Total Book Depreciation                                  $101  $2,612  $3,030  $4,061  $4,201  $3,795  $3,360  $3,189
                                                            ======  ======  ======  ======  ======  ======  ======  ======

TAX DEPRECIATION:
                                    Tax
                                    Life      Capital
                         Tax Basis  DDB       Expenditures
                         ---------  -----     ------------
     Existing Assets     [$6,198]                           $1,724  $1,273  $1,153  $1,052    $643    $211    $211    $211
     Percent Accelerated            [175% ]
     Additions:                     [   5 ]
     Depreciation Rate              [35.0%]
                  1996                                1,821    637     414     269     175     114      74      48      31
                  1997                                2,614            915     595     387     251     163     106      69
                  1998                                8,393                  2,938   1,909   1,241     807     524     341
                  1999                                4,959                          1,736   1,128     733     477     310
                  2000                                4,341                                  1,519     988     642     417
                  2001                                2,750                                            963     626     407
                  2002                                1,811                                                    634     412
                  2003                                1,857                                                            650
                                                            ------  ------  ------  ------  ------  ------  ------  ------

     Total Tax Depreciation:
        Additions (OPCO Calculation)(1)                            637   1,329   3,802   4,207   4,254   3,727   3,057   2,637
     Total Tax Depreciation:
        Additions (Company Calucation)                             637   2,396   4,601   4,548   4,291   4,964   3,259   2,454
                                                                ------  ------  ------  ------  ------  ------  ------  ------
     Total Tax Depreciation                                     $2,361  $3,669  $5,754  $5,600  $4,934  $5,175  $3,470  $2,665
                                                                ======  ======  ======  ======  ======  ======  ======  ======
     Less: Computed Book Depreciation                             (101) (2,612) (3,030) (4,061) (4,201) (3,795) (3,360) (3,189)
                                                                ------  ------  ------  ------  ------  ------  ------  ------
     Total Book/Tax Difference                                  $2,260  $1,057  $2,724  $1,539    $733  $1,380    $110   ($524)
                                                                ======  ======  ======  ======  ======  ======  ======  ======

(1) There is a discrepancy between OPCO calculations and Company estimates.

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page 10


                             AMORTIZATION SCHEDULE
($ in thousands)



                                                         As of
                            1995                     December 31,       Projected for years ending December 31,
                            Book          Book      --------------- ----------------------------------------------
                            Basis         Life       1996    1997    1998    1999    2000    2001    2002    2003
                            ----------  ---------   ------  ------  ------  ------  ------  ------  ------  ------
BOOK AMORTIZATION:

   Intangible Assets:
      Beginning Balance     [$2,365]                $2,365  $2,076  $1,741  $1,472  $1,163   $854    $545   $236
      Amortization                                     289     282     271     309     309    309     309     83
                                                    ------  ------  ------  ------  ------  -----   -----   ----
      Ending Balance                                 2,076   1,741   1,472   1,163     854    545     236    153
                                                    $2,079  $1,743  $1,472  $1,163    $854   $545
   Goodwill
      Beginning Balance         [$0]                     0       0       0       0       0      0       0      0
      Amortization                                       0       0       0       0       0      0       0      0
                                                    ------  ------  ------  ------  ------  -----   -----   ----
      Ending Balance                                     0       0       0       0       0      0       0      0
TOTAL BOOK AMORTIZATION                               $289    $282    $271    $309    $309   $309    $309    $83
                                                    ======  ======  ======  ======  ======  =====   =====   ====

TAX AMORTIZATION            Tax Basis
                            ---------
   Intangible Assets:
      Beginning Balance     [$1,020]                $1,020    $820    $642    $495    $355   $217    $142    $67
      Amortization                                     200     178     147     140     138     75      75     75
                                                    ------  ------  ------  ------  ------  -----   -----   ----
      Ending Balance                                   820     642     495     355     217    142      67     (8)
TOTAL TAX AMORTIZATION                                $200    $178    $147    $140    $138    $75     $75    $75
                                                    ======  ======  ======  ======  ======  =====   =====   ====
      Computed Tax Amortization                       $200    $178    $147    $140    $138    $75     $75    $75
      Computed Book Amortization                       289     282     271     309     309    309     309     83
                                                    ------  ------  ------  ------  ------  -----   -----   ----
      Total Book/Tax Difference                       ($89)  ($104)  ($124)  ($169)  ($171) ($234)  ($234)   ($8)

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page 11

    DISCOUNTED CASH FLOW ANALYSIS (Based on New Projections as of 6/30/98)

                                                                Projected for years ending December 31,
                                                  --------------------------------------------------------------------
($ in thousands)                                   1998(1)      1999        2000        2001        2002        2003
                                                  --------    --------    --------    --------    --------    --------
      EBIT                                        $1,449      $2,263      $2,654      $3,633      $4,687      $5,752
      Plus: Depreciation                           1,515       4,061       4,201       3,795       3,360       3,189
      Plus: Amortization of Goodwill                 136         309         309         309         309          83
      Plus: (Unlevered Deferred Taxes -
            Unlevered Taxes Provision)               (52)       (313)       (732)       (870)     (1,684)     (2,199)
      Less: Changes in Working Capital                66         180         235         252         271         290
      Less: Capital Expenditures                  (4,197)     (4,959)     (4,341)     (2,750)     (1,811)     (1,857)
      --------------------------                  -------     -------     -------     -------     -------     -------
      Unlevered Cash Flow                         (1,083)      1,541       2,326       4,369       5,132       5,258
      Plus: NOL Tax Benefit                            0         134         429         429         429         429
      --------------------------                  -------     -------     -------     -------     -------     -------
      Free Cash Flow to the Firm                  (1,083)      1,676       2,755       4,797       5,561       5,686


       Terminal Value
      EBITDA Multiple                                          10.00%        11.00%         12.00%         13.00%
      ---------------                                         -------       -------        -------        -------
           9.5x                                               $60,801       $57,733        $54,847        $52,132
           10.5x                                               65,894        62,557         59,419         56,466
           11.5x                                               70,988        67,382         63,991         60,800
     Less: Net Debt (As of June 30, 1998)                       8,385         8,385          8,385          8,385

     Implied Equity Value
       EBITDA Multiple                                         10.00%        11.00%         12.00%         13.00%
       ---------------                                        -------       -------        -------        -------
           9.5x                                               $52,416       $49,348        $46,462        $43,747
           10.5x                                               57,509        54,172         51,034         48,081
           11.5x                                               62,603        58,997         55,606         52,415


                                                                               Value on 1/1/98
     Implied Equity Value        Shares Outstanding           ---------------------------------------------------
 Per Share @ EBITDA Multiple     as of June 30, 1998          10.00%        11.00%         12.00%         13.00%
 ---------------------------     -------------------          -------       -------        -------        -------
           9.5x                                               $10.95        $10.31          $9.71          $9.14
           10.5x                      4,787                    12.01         11.32          10.66          10.04
           11.5x                                               13.08         12.32          11.62          10.95

             Implied Equity Value                                               Value on 6/30/98
         Per Share @ EBITDA Multiple                          ---------------------------------------------------
         ---------------------------                          10.00%        11.00%         12.00%         13.00%
                                                              -------       -------        -------        -------

           9.5x                                               $11.48        $10.86         $10.27          $9.71
           10.5x                                               12.60       [ 11.92          11.28 ]        10.68
           11.5x                                               13.72       [ 12.98          12.29 ]        11.64

-------------------
(1) Estimated for the second half of 1998 based on the projections for the full year (divided by two).

CIBC Oppenheimer Corp.

                                  Mercom,Inc.
                               Financial Analysis
                               ------------------
                                                                        Page 12

      DISCOUNTED CASH FLOW ANALYSIS (Based on Old Projections from 1997)

                                              Mkt. Value                            Debt/     Average LT      Asset
                                    Equity      Common     Preferred      Total     Total     Borrowing        Beta
Company Name                        Beta(1)     Stock        Stock        Debt     Capital       Rate       (Unlevered)(2)
------------                       --------   ----------   ---------     -------    -------   -----------   ---------------
Adelphia Communications Corp.      1.78        $1,133         $248       $2,381      63.3%    8.5%(3)        0.79
Cablevision Systems Corp.          2.00         3,150        1,512        4,368      48.4%    7.5%(3)        1.09
Century Communications Corp.       1.00         1,722          186        2,495      56.7%    8.1%(3)        0.53
Comcast Corporation                1.29        15,107           32        6,763      30.9%    7.7%(3)        1.02
Cox Communications, Inc.           0.37        12,668           --        3,071      19.5%    8.5%(3)        0.32
Jones Intercable, Inc.             1.51           995           --        1,290      56.5%    7.7%(3)        0.85
TCA Cable TV, Inc.                 1.12           624           --          549      46.8%    6.7%(3)        0.73
TCI Group (Tele Comm, Inc.)        1.05        18,090        1,799       14,422      42.0%    7.6%(3)        0.71

[Median                            1.21                                              47.6%    7.7%           0.76]


 Asset Beta         Target
(Unlevered)      Debt/Capital       Equity Beta
-----------      -----------        -----------
    0.76            47.6%              1.17

Assumptions:
Marginal Tax Rate                   40.0
Risk Free Rate(4)                    5.3
Market Risk Premium(5)               7.5
Pre-Tax Cost of Debt(6)              6.7

--------------------------------------------------------------------------------
                        Calculation of Cost of Capital
--------------------------------------------------------------------------------


                                     Pre Tax       After Tax
                                     Capital        Capital           % of      Weighted
                                      Cost           Cost            Capital      Cost
                                    ---------      ---------        ---------   ---------
Debt(7)                               6.7%           6.7%            47.6%       3.2%
Equity(8)                            14.1%          14.1%            52.4%       7.4%
-----------------------------------------------------------------------------------------
Weighted Average Cost of Capital(9)                                             10.6%
-----------------------------------------------------------------------------------------

----------
(1) Source: Bloomberg. Calculated using monthly observations over the past 5 years.
(2) Unlevered Beta= Equity Beta / [1 + (1 - Marginal Tax Rate) x Debt /
    Equity].
(3) Actual yield on recently issued bonds.
(4) Yield on 30-year Treasury Bonds at September 1, 1998.
(5) Source: Ibbotson Associates' "Stocks, Bonds, Bills & Inflation."
(6) Weighted average effective interest rate for Mercom's debt at 12/31/97.
(7) No tax benefit of leverage due to NOL Carryovers.
(8) Cost of Equity = Risk Free Rate + (Equity Beta x Market Risk Premium).
(9) WACC = [Cost of Equity x (Equity/Capital)] + [(Pre Tax Cost of Debt) x (1 - Marginal Tax Rate) x (Debt/Capital)].